UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SVB FINANCIAL GROUP

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 21, 2016

4:30 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation, which will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 21, 2016 at 4:30 p.m., Pacific Time. The purposes of the meeting are to:

1.	Elect eleven (11) directors to serve for the ensuing year and until their successors are elected;

2.	Approve an amendment to the Company’s 1999 Employee Stock Purchase Plan to reserve an additional 1,500,000 shares of common stock for issuance thereunder;

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

4.	Approve, on an advisory basis, our executive compensation (“Say on Pay”); and

5.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. Voting instructions are included in: (i) for those stockholders receiving printed proxy materials, the enclosed Proxy Card, and (ii) for all other stockholders, the Notice Regarding the Availability of Proxy Materials (as further described in the Proxy Statement). Any stockholder attending the meeting may vote in person even if such stockholder has previously voted by proxy.

Only stockholders of record at the close of business on February 23, 2016 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger F. Dunbar
Roger F. Dunbar
Chairman of the Board

Santa Clara, California

March 3, 2016

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR AND (II) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

PROXY STATEMENT—TABLE OF CONTENTS

¡	Indicates matters to be voted on at the Annual Meeting.

i

SUMMARY PERFORMANCE AND PROXY INFORMATION

This summary highlights our 2015 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement, as well as our Annual Report on Form 10-K for the year 2015.

2015 PERFORMANCE

2015 FINANCIAL PERFORMANCE (COMPARED TO 2014)

GROWTH

ASSETS. All-time high of $40.8 billion in average total assets (up 24%).

LOANS. All-time high of $14.8 billion in average total loan balances, net of unearned income (up 28%).

DEPOSITS. All-time high of $36.3 billion in average total deposit balances (up 28%).

CLIENT INVESTMENT FUNDS. All-time high of $39.2 billion in average total client investment fund balances (off-balance sheet) (up 31%).

PROFITABILITY

EPS. Earnings per diluted share (“EPS”) of $6.62 (up 25%).

NET INCOME. All-time high consolidated net income available to common stockholders of $343.9 million (up 30%).

•      Net interest income of $1.0 billion (up 18%).

•      Noninterest income of $472.8 million, with non-GAAP core fee income (fee income for deposit services, letters of credit, business credit card, client investment, foreign exchange and lending-related activities) of $265.4 million+ (up 27%).

FOCUS ON RETURNS

ROE. Return on average equity (annualized) (“ROE”) performance of 11.18%.

TSR. Total Stockholder Return ranked in sixth position against peer group of 17 financial institutions. See “Compensation Discussion & Analysis – Competitive Benchmarking Against Peers” and “– Elements of 2015 Compensation – Long-term Equity Incentives.”

DISCIPLINE

CREDIT QUALITY. Disciplined credit underwriting, with net charge-offs of 0.31% of average total gross loans.

CAPITAL/LIQUIDITY. Continued strong capital and liquidity levels, including “well-capitalized” capital ratios pursuant to applicable regulatory requirements.

+ This is a non-GAAP financial metric. See Appendix A for reconciliation.

    SUMMARY INFORMATION

2015 BUSINESS PERFORMANCE

2015 marked another year of robust business growth. We continued to focus on building deep relationships with fast growth, innovation companies and their investors, and continued to leverage our platform and expertise to grow our market leadership. Key 2015 business highlights, compared to 2014, include:

•	MARKET SHARE GROWTH
¡	Our net client count increased by 18%.
¡	Approximately 47% of the “innovation economy” companies[1] that completed initial public offerings in 2015 were our clients.
¡	We increased our Private Bank client base by approximately 25%.

•	CONTINUED FOCUS ON OUR GLOBAL GROWTH
¡	Our international client count grew by approximately 33%.
¡	Our UK branch continued to grow, increasing period-end loans by 48% year over year.
¡	Our China joint venture bank reached an important milestone of obtaining a license to do business in the local renminbi currency.

•	PAYMENTS BUSINESS GROWTH
¡	Our credit card revenues increased by 36%.
¡	We continued making meaningful progress in our strategy for providing banking infrastructure services to our fintech and payment clients.
¡	The number of U.S. domestic payment transactions processed through our direct transmission solution, SVB Transact Gateway, reflected an increase of approximately 300%.

•	EXPANSION OF DIGITAL AND MOBILE DELIVERY CAPABILITIES
¡	We expanded our client onboarding process by employing a digital solution, which we used to open most of our new client accounts in 2015.
¡	Usage of our mobile banking app increased by over 50% among our clients.

For more information, please see our 2015 Year In Review Letter to Our Stockholders.

SVB BOARD OF DIRECTORS

From left to right: David Clapper, Greg Becker, Lata Krishnan, Joel Friedman, Kate Mitchell, Eric Benhamou, Garen Staglin, John Robinson, Mary Miller, Roger Dunbar, Jeff Maggioncalda, and C. Richard Kramlich. (Mr. Kramlich transitioned into an advisory director role as of January 1, 2016.)

1 “Innovation economy” companies mean those in the hardware, software, life science, and energy and resource innovation industries.

    SUMMARY INFORMATION

ANNUAL MEETING AND PROXY STATEMENT INFORMATION

ANNUAL MEETING

Time and Date:	4:30 p.m. (Pacific Time), April 21, 2016	Record Date:	February 23, 2016

Place:	SVB Financial Group – Corporate Headquarters 3005 Tasman Drive Santa Clara, California 95054	Voting:	Stockholders as of record date are entitled to vote

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page Reference

Proposal No. 1 - Election of Eleven (11) Directors	For all nominees	2

Proposal No. 2 - Amendment to 1999 Employee Stock Purchase Plan	For	56

Proposal No. 3 - Ratification of KPMG LLP as Auditors for 2016	For	61

Proposal No. 4 - Advisory (Non-Binding) Vote on Executive Compensation	For	62

DIRECTOR NOMINEES We are seeking your vote FOR all of the director nominees below:	All incumbent director nominees received at least 99% “FOR” votes in 2015 (except Ms. Miller who joined the Board in May 2015).

					Board Committee Membership*
Name	Age	Year First Elected By Stockholders	Principal Occupation	Independent	Audit	Compensation	Credit	Finance	Governance	Risk
Greg W. Becker	48	2011	President and Chief Executive Officer, SVB Financial Group and Silicon Valley Bank	—
Eric A. Benhamou	60	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC	●				X	C	X
David M. Clapper	64	2005	Chief Executive Officer, Minerva Surgical, Inc.	●	X		C			X
Roger F. Dunbar	70	2005	Board Chairman SVB Financial Group and Silicon Valley Bank; Retired, Former Global Vice Chairman, Ernst & Young, LLP	●	X			X	X	C
Joel P. Friedman	68	2005	Retired, Former President, Business Process Outsourcing, Accenture	●				C	X	X
Lata Krishnan	55	2008	Chief Financial Officer, Shah Capital Partners	●	X			X
Jeffrey N. Maggioncalda	47	2012	Former Chief Executive Officer, Financial Engines	●		X	X
Mary J. Miller	60	—	Former Under Secretary for Domestic Finance, U.S. Department of Treasury	●				X
Kate D. Mitchell	57	2010	Co-Founder and Managing Director, Scale Venture Partners	●	X	C				X
John F. Robinson	69	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank	●	C	X	X			X
Garen K. Staglin	71	2012	Proprietor, Staglin Family Vineyard	●		X			X

  * “C” denotes committee chairperson; all memberships are as of the date of this Proxy Statement.

    SUMMARY INFORMATION

CORPORATE GOVERNANCE HIGHLIGHTS

BOARD COMPOSITION

✓ All independent directors, except for CEO director

✓ Separate Board Chairperson and CEO roles

✓ Independent Board Chairperson

✓ Independent chairpersons and members of all Board committees

✓ Seasoned Board with diverse experience

✓ No director serves on more than two public company boards, other than the Company

✓ Balanced Board tenure:

BOARD ACCOUNTABILITY

✓ Annual election of directors

✓ Majority voting standard in uncontested director
elections

✓ Annual Board (as a whole and by individual) and
committee evaluations

✓ Regularly-held executive sessions of non-
management directors

✓ Robust executive and director equity ownership
guidelines

✓ Independent Board approval of CEO compensation

Years of Service <5 5-9 10+
Number of directors 3 4 4

STOCKHOLDER INTERESTS ✓ Active stockholder engagement practices ✓ Annual Say on Pay vote ✓ Stockholders may call special meetings ✓ One single voting class --- common stock class ✓ No poison pill

RISK OVERSIGHT

✓ Board (and individual committee) oversight of risk

✓ Separate Board Risk Committee focused on enterprise wide risk management

✓ Risk Committee comprised of the chairpersons of the Board and all six Board committees

AUDITOR MATTERS

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year.

For 2015, 91% of total 2015 fees represented audit and audit-related fees. (For more information, see page 61.)

EXECUTIVE COMPENSATION

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

For a summary of the highlights of our 2015 executive compensation and key features of our executive compensation programs, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 29.

IMPORTANT DATES FOR 2017 ANNUAL MEETING

Stockholder proposals for inclusion in our 2016 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 12, 2016. Notice of stockholder proposals for the 2016 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 26, 2016 and no later than January 25, 2017.

* * * *

v

    SUMMARY INFORMATION

Mailed to Stockholders on or about March 10, 2016

PROXY STATEMENT

OF

SVB FINANCIAL GROUP

3003 Tasman Drive

Santa Clara, California 95054

PROXY STATEMENT GENERAL INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) for use at our 2016 Annual Meeting of Stockholders to be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 21, 2016 at 4:30 p.m., Pacific Time, and at all postponements or adjournments thereof (the “Meeting”). (For directions to attend the Meeting in person, please contact us at the telephone number below.)

Record Date

Only stockholders of record on February 23, 2016 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 51,629,096 shares of our common stock, $0.001 par value (the “Common Stock”), outstanding.

Principal Executive Offices

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement and our 2015 Annual Report on Form 10-K are available electronically at www.svb.com/proxy. (The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.) See also “Information About Voting and Proxy Solicitation – Delivery of Proxy Materials” below.

    PROXY STATEMENT INFORMATION

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

Our amended and restated bylaws (the “Bylaws”) require the Board of Directors to consist of at least eight (8), but no more than thirteen (13) members, with the exact number to be fixed by the Board of Directors. The number of directors authorized by the Board is currently fixed at eleven (11).

Our Board of Directors has nominated eleven (11) directors — ten (10) independent directors and the CEO — for election at this year’s Meeting to hold office until the next annual meeting. All of our incumbent directors are nominees for re-election to the Board and were recommended by the Governance Committee. All of the nominees, with the exception of Ms. Miller (who joined the Board in May 2015), served as directors of the Company since the last annual meeting of stockholders in April 2015, each of whom received the support of more than 99% of the votes cast at the 2015 Annual Meeting.

We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to create an effective Board to serve the best interests of the Company and its stockholders.

Director Qualifications

The Board recognizes that it is of utmost importance to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a board, and working with management, effectively. The Governance Committee of the Board is responsible for maintaining a well-rounded and diverse board that has the requisite diversity of skills and qualifications to oversee the Company effectively. The Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience, qualifications and attributes sought by the Governance Committee in director candidates include, but are not limited to, the primary areas identified on the right and below.

The Board believes that our incumbent directors, as a whole, have these areas of experience and each possesses particular attributes which qualify him or her to serve on the Board, as further noted in his or her respective biography below. (For each director, we have highlighted certain key areas of qualifications. The fact that an area is not highlighted does not mean that the director does not possess such qualification.)

PRIMARY AREAS OF DIRECTOR QUALIFICATIONS

•      Client Industry – Experience with our key client industries — technology, life science/healthcare, venture capital/private equity and premium wine — to help deepen our knowledge of the innovation markets we do business in.

•      Banking/Financial Services – Experience with the banking or financial services industry, including regulatory experience, to support and grow our core business.

•      Global – Experience working outside of the United States and/or with global companies, to help our global expansion.

•      Leadership – Experience from holding significant leadership positions, including as a CEO of a successful company or a head of a significant business, to help us drive business strategy, growth and performance.

•      Finance/Accounting – Experience with finance, accounting, and/or financial reporting processes to help drive operating and financial performance.

•      Risk Management – Experience with key risk management functions to help oversee the risks we face.

•      Public Company – Experience working with publicly-traded companies and corporate governance issues.

KEY DIRECTOR ATTRIBUTES
• Strong strategic and/or innovative thinking • Integrity • Collegial spirit • Sound business judgment	• Professionalism • Ability to generate public confidence • Ability to act independently • Availability and commitment to serve

    BOARD & CORPORATE GOVERNANCE

Nominees for Director

All proxies will be voted “FOR” the election of the following eleven (11) nominees recommended by the Board for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Vote Required

Any nominee who receives a greater number of votes cast “for” his or her election than votes cast “withheld” his or her election will be elected.

Majority Voting Policy

The Governance Committee of our Board has adopted a majority voting policy applicable to uncontested director elections (i.e., elections where the number of nominees is not greater than the number of directors to be elected). Under this policy, any of our director nominees in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the Board for consideration. The Governance Committee will act within 90 days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit such resignation and its recommendation to the Board for consideration at its next scheduled meeting. The Board expects that the director whose resignation is under consideration abstain from participating in any decision or deliberation regarding that resignation. Following the Board’s decision, we will publicly disclose the decision made with respect to any resignation.

Director Biographies

The biographical information for each of the director nominees is as follows:

Greg W. Becker	Board Committees:	Independent:
	N/A	No

Mr. Becker, age 48, was appointed the President and Chief Executive Officer of the Company and the Bank in April 2011. He first joined us in 1993 as part of the Northern California Technology Division, and since then, has served in a number of executive and senior management positions, including Division Manager of Venture Capital (1999-2002), Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of Silicon Valley Bank (since 2008). Mr. Becker was elected by stockholders as a director of the Company in April 2011.

Private Directorships:	• Chairman, Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (since 2011)

Prior Directorships:	• Bay Area Council, a public policy advocacy organization (2011-2015) (as director and executive committee member)

Other Prior Experience:	• President, Board of Trustees, Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004-2011)

Education:	• Bachelor’s degree in Business from Indiana University

Skills/ Qualifications:

In particular, Mr. Becker’s key areas of skills/qualifications include, but are not limited to:

•   Leadership – current role as the Company’s CEO, as well as held other prior leadership roles within the Company

•   Client Industry and Banking/Financial Services – extensive experience with the Company and within the banking industry working with public and private technology, life science and venture capital clients

    BOARD & CORPORATE GOVERNANCE

Eric A. Benhamou	Board Committees:	Independent:
	• Governance, Chair • Finance • Risk	Yes

Mr. Benhamou, age 60, is Chairman and CEO of Benhamou Global Ventures, LLC, which he founded in 2003. Benhamou Global Ventures, LLC invests and plays an active role in innovative high tech firms throughout the world. He also sits on various public and private technology company boards, and serves a variety of educational and philanthropic organizations. Mr. Benhamou was appointed by the Board of Directors as a director of the Company in February 2005 and was first elected by stockholders in April 2005.

Public Directorships:	• Chairman, Cypress Semiconductor, a semiconductor company (since 1993) • Finjan Corporation, a global provider of proactive web security solutions (since 2006)

Private Directorships:	• Chairman, Ayehu, a developer of IT process automation products (since 2015) • Grid Dynamics, a provider of commerce technology solutions for retailers (since 2015)

Other Experience:	• Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society (since 2000)

Prior Directorships:

•  Qubell, an application deployment and configuration management platform (acquired by Grid Dynamics) (2014-2015)

•  ConteXtream, a carrier equipment vendor for intellectual property based media services (acquired by Hewlett Packard) (2007-2015)

•  Load Dynamix (formerly SwiftTest, Inc.), a commercial IP network testing tool developer (2010-2014)

•  Purewave, Inc., a developer of outdoor compact base stations for the 4G marketplace (2010-2014)

•  RealNetworks, Inc., creator of digital media services and software (2003-2012)

•  Chairman, 3Com Corporation, a public networking solutions provider (1990-2010)

•  Voltaire Ltd., a public grid computing network solutions company (2007-2011)

•  Dasient, a security company that provides malware detection and prevention solutions (2010-2011)

•  Chairman of the Board of Directors of Palm, Inc., a public mobile products provider (1999-2007)

•  Other private directorships: Atrica, Go Networks, WisdomArk (various dates from 2000-2008)

Other Prior Experience:

•  Executive committee member, Stanford University School of Engineering (1996-2015)

•  Visiting professor, IDC Business School (2001-2015)

•  Executive committee member, Ben Gurion University of Negev (2000-2013)

•  Visiting professor, INSEAD Business School (2003-2012)

•  Interim Chief Executive Officer of Palm, Inc. (2001-2003)

•  Chief Executive Officer, 3Com Corporation (1990-2000), and other various senior management positions

•  Executive committee member, Computer Science and Telecommunications Board (CSTB) (2003-2008)

•  Member, US-Israel Science and Technology Commission (2003)

•  Executive committee member, TechNet

•  Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

Education:

•  Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France

•  Master’s degree in Science from the School of Engineering at Stanford University

•  Several honorary doctorates

Skills/ Qualifications:

In particular, Mr. Benhamou’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry – in-depth experience with both public and private technology companies (as part of management and/or as a director and venture capital investor); current role as Chairman and CEO of Benhamou Global Ventures

•  Global – strategic and operational experience in the global markets, particularly in Europe and Israel

•  Leadership – held a variety of key executive positions, including Chairman and CEO roles of 3Com Corporation and Palm, Inc.

    BOARD & CORPORATE GOVERNANCE

David M. Clapper	Board Committees:	Independent:
	• Credit, Chair • Audit • Risk	Yes

Mr. Clapper, age 64, has been the Chief Executive Officer of Minerva Surgical, a medical device company, since May 2011. He has had an extensive career in the healthcare and medical device industries, including serving as the President and Chief Executive Officer (2005-2008) of SurgRx, Inc., a privately held medical device manufacturer, until its acquisition by Ethicon Endo-Surgery in 2008, as well as a variety of public and private company directorships. Mr. Clapper was appointed by the Board of Directors as a director of the Company in October 2004 and was first elected by stockholders in April 2005.

Public Directorships:	• Carbylan Therapeutics, a pharmaceutical company (since 2014)

Private Directorships:

•  CORRX, Inc., a medical device company (since 2011)

•  Corinth Medical, a medical device company (since 2011)

•  RELIGN Corporation, a medical device company (since 2011)

•  MOSIAX, Inc., a medical device company (since 2011)

Prior Directorships:

•  Arqos Surgical, Inc., a technology holding company (2011-2015)

•  IOGYN, Inc., a medical device company (2011-2014)

•  Neomend, a designer of surgical sealants and adhesion prevention products (acquired by CR Bard) (2010-2012)

•  Baxano, a private medical device manufacturer (2009-2011)

•  Dfine, Inc., a private electrosurgical system developer (2007-2011)

•  Sierra Surgical Technologies, a private surgical device company (2007-2011)

•  Other directorships completed prior to 2009 include: Pulmonx, a private medical device company (2003-2006); Conor Medsystems, a public developer of drug delivery technology (acquired by Johnson and Johnson) (2004-2007); St. Francis Medical Technology, a private medical device manufacturer (acquired by Kyphon/Medtronic) (2006); Novacept, a private medical device company (acquired by Cytyc/Hologic) (1999-2004); Focal, Inc., a public company developer of surgical sealants (acquired by Genzyme/Sanofi) (1994-1999)

Other Prior Experience:

•  President and Chief Executive Officer, Novacept (1999-2004)

•  President and Chief Executive Officer, Focal, Inc. (1994-1999)

•  Various management positions at Johnson & Johnson, a public company provider of professional consumer health care products and services (1977-1993)

Education:	• Bachelor’s degree in Marketing from Bowling Green State University

Skills/ Qualifications:

In particular, Mr. Clapper’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry – deep experience with both a variety of public and private life science companies (as part of management and/or as a director)

•  Leadership – current role as CEO of Minerva Surgical, as well as held other prior CEO positions of other life science companies

    BOARD & CORPORATE GOVERNANCE

Roger F. Dunbar	Board Committees:	Independent:
	• Risk, Chair • Audit • Finance • Governance	Yes

Mr. Dunbar, age 70, is our current Chairman of the Board of Directors, and subject to his election, he is expected to continue to serve as our Board Chairman during the 2016-2017 director term. Mr. Dunbar retired from Ernst and Young in 2004, where he served in a variety of positions since 1974, including key leadership positions. Mr. Dunbar was appointed by the Board of Directors as a director of the Company in October 2004 and was first elected by stockholders in April 2005.

Prior Experience with Ernst & Young:

•  Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)

•  Member, Global Practice Council, London, United Kingdom (2000-2004)

•  Member, Global Management Committee, London, United Kingdom (2000-2004)

•  Member of US Area Managing Partners Leadership Group (1992-2000)

•  Client Service Partner and other key positions, including Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000)

Prior Directorships:	• Advisory Board Member, SVB Financial Group and Silicon Valley Bank (2001-2004) • Desert Mountain Property, Inc. (2009-2015) • Desert Mountain Club, Inc. (2009-2015)

Other Prior Experience:

•  Instructor, Santa Clara University’s Graduate School of Business

•  Instructor, Ernst & Young’s National Education Program

•  Advisory Boards, Santa Clara University and Cal Poly San Luis Obispo

•  Joint Venture Silicon Valley’s 21st Century Education Board

•  U.S. Naval Officer (1967-1980)

Education:

•  Bachelor’s degree in Business from San Francisco State University

•  Master’s degree in Business Administration from Santa Clara University

•  Certified public accountant, inactive, and a member of the California State Board of Accountancy and the AICPA

Skills/ Qualifications:

In particular, Mr. Dunbar’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry and Global – deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in United Kingdom and Israel

•  Leadership – held a variety of key executive positions, including Global Vice Chairman of Ernst & Young

•  Finance and Risk Management – extensive domestic and international capital markets, finance, accounting and audit experience with Ernst & Young

    BOARD & CORPORATE GOVERNANCE

Joel P. Friedman	Board Committees:	Independent:
	• Finance, Chair • Governance • Risk	Yes

Mr. Friedman, age 68, retired from Accenture, a public company global management consulting firm in 2005, where he held the position of President of the Business Process Outsourcing (“BPO”) organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles. Mr. Friedman was appointed by the Board of Directors as a director of the Company in October 2004 and was first elected by stockholders in April 2005.

Public Directorships:	• NeuStar, a provider of essential clearinghouse services to the communications industry (since 2006)

Private Directorships:

•  Advisory Director, FTV Capital (formerly Financial Technology Ventures) (since 2005)

•  Advisory Director, Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 2013; director from 1991-2012)

Prior Experience with Accenture:	• President of the BPO organization • Managing Partner, Banking and Capital Markets • Managing General Partner, Accenture Technology Ventures • Founder, Accenture strategy consulting practice

Prior Directorships:

•  EXL Services (Advisory Director), a provider of offshore business process outsourcing solutions (2008-2011)

•  Endeca Technologies, Inc., a provider of enterprise search solutions (2006-2011) (acquired by Oracle)

•  Junior Achievement of Northern California, a non-profit organization that assists young people understand the economics of life (2004-2010)

•  Other directorships completed prior to 2009 include: Accenture, a global management consulting firm (2001-2005); Seisint, Inc.; Calico Commerce, Inc.; Rivio Inc.; and TheBrain Technologies.

Other Prior Experience:	• Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)

Education:	• Bachelor’s degree in Economics from Yale University • Master’s degree in Business Administration from Stanford University

Skills/ Qualifications:

In particular, Mr. Friedman’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry and Banking/Financial Services – extensive experience working with venture capital firms and within the banking industry through Accenture

•  Leadership – held a variety of key executive positions, including President of the Business Process Outsourcing organization within Accenture

•  Finance – deep experience with corporate finance and capital markets through Accenture

    BOARD & CORPORATE GOVERNANCE

Lata Krishnan	Board Committees:	Independent:
	• Audit • Finance	Yes

Ms. Krishnan, age 55, is the Chief Financial Officer of Shah Capital Partners (“Shah Capital”), a leading mid-market technology private equity fund that she joined upon its inception in 2003. Prior to joining Shah Capital, Ms. Krishnan held various corporate accounting and finance positions with leading financial firms. Ms. Krishnan was appointed by the Board of Directors as a director of the Company in February 2008 and was first elected by stockholders in April 2008.

Private Directorships:	• Chair, American India Foundation, an organization dedicated to accelerating social and economic development in India (since 2001) • The Commonwealth Club, a public affairs forum (since 2004)

Other Experience:	• Fellow, American Leadership Forum (since 1998)

Prior Directorships:

•  Enlighted, Inc., an information technology consulting firm (2010-2013)

•  TiE, a non-profit global network of entrepreneurs and professionals

•  Global Heritage Fund, an international heritage conservancy (2009-2011)

•  CEO Women, an organization to create economic opportunities for low-income immigrant and refugee women (2009-2011)

•  America’s Foundation for Chess, a foundation committed to children’s education (2003-2011)

•  Global Philanthropy Forum, a council on world affairs (2006-2011)

•  Narika, a shelter for abused women in the Asian community (1998-2011)

Other Prior Experience:

•  Co-Founder and Chief Financial Officer, SMART Modular Technologies, Inc., a manufacturer of computer memory modules (1989-1999)

•  Various corporate accounting and finance positions with Montgomery Services

•  Various corporate accounting and finance positions with Arthur Andersen & Company LLP

•  Various corporate accounting and finance positions with Hill Vellacott & Company in London

Education:	• Bachelor’s degree with honors from the London School of Economics • Member of the Institute of Chartered Accountants in England and Wales

Skills/ Qualifications:

In particular, Ms. Krishnan’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry and Finance – served as co-founder and chief financial officer of a technology company; experience with a leading technology private equity fund; served in a variety of accounting/finance positions

•  Global – deep experience in global markets, particularly in India and the United Kingdom

    BOARD & CORPORATE GOVERNANCE

Jeffrey N. Maggioncalda	Board Committees:	Independent:
	• Compensation • Credit	Yes

Mr. Maggioncalda, age 47, is the former Chief Executive Officer of Financial Engines, an independent investment advisory firm. Mr. Maggioncalda served in this role since Financial Engines’s inception in 1996 until 2014. Mr. Maggioncalda also served as a director of the company from 2011 to 2014. Mr. Maggioncalda was first elected as a director of the Company by the stockholders in April 2012.

Prior Directorships:	• Financial Engines, an independent investment advisory firm (2011-2014) • Affinity Circles, a social networking developer

Other Prior Experience:	• Summer Associate, McKinsey & Co., a strategy consulting firm (1995) • Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

Education:	• Bachelor’s degree in Economics and English from Stanford University • Master’s degree in Business Administration from Stanford University

Skills/ Qualifications:

In particular, Mr. Maggioncalda’s key areas of skills/qualifications include, but are not limited to:

•   Leadership – former role as CEO and director of Financial Engines

•   Banking/Financial Services – extensive experience in the investment advisory industry

Mary J. Miller	Board Committees:	Independent:
	• Finance	Yes

Ms. Miller, age 60, is the former Under Secretary for Domestic Finance for the U.S. Department of the Treasury (“U.S. Treasury”). Ms. Miller served in two Presidential appointments at the U.S. Treasury, from her Senate confirmation as Assistant Secretary for Financial Markets in February 2010 through her subsequent confirmation as Under Secretary of Domestic Finance in 2012 until September 2014. Prior to joining the U.S. Treasury, Ms. Miller held various positions with T. Rowe Price Group from 1983 to 2009. Ms. Miller was appointed by the Board of Directors as a director of the Company in May 2015.

Private Directorships:	• Trustee, Cornell University, a higher education institution (since 2015) • ICE Benchmark Association, a unit of the Intercontinental Exchange (“ICE”) (since 2014)

Other Experience:	• Trustee, The Urban Institute, a non-profit research organization (since 2014)

Other Prior Experience:	• Director, Fixed Income Division, T. Rowe Price Group, a global investment management firm (2004-2010) • Various investment management positions with T. Rowe Price Group

Education:	• Bachelor’s degree in Government from Cornell University • Master’s degree in City and Regional Planning from the University of North Carolina at Chapel Hill • Chartered Financial Analyst (CFA)

Skills/ Qualifications:

In particular, Ms. Miller’s key areas of skills/qualifications include, but are not limited to:

•   Leadership – held key leadership positions within the U.S. Treasury

•   Banking/Financial Services – extensive experience in financial markets, including regulatory experience; deep experience in the investment advisory industry

    BOARD & CORPORATE GOVERNANCE

Kate D. Mitchell	Board Committees:	Independent:
	• Compensation, Chair • Audit • Risk	Yes

Ms. Mitchell, age 57, is Managing Partner and Co-Founder of Scale Venture Partners (“Scale”), a venture capital firm where she leads investments in software and business services and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America. Ms. Mitchell was elected by stockholders as a director of the Company in April 2010.

Private Directorships:

•  mBlox, Inc., a mobile transaction network provider (since 2010)

•  PeopleMatter (PMW Technologies, Inc.), a provider of human resource management solutions (since 2014)

•  National Venture Capital Association, a trade association focused on regulatory and economic policy impacting the venture industry and the companies that are funded by venture capital (2007-2011 and since 2014)

Other Experience:

•  Member, Steering Committee, Private Equity Women Investor Network, a forum for senior women in private equity (since 2010)

•  Member, Nasdaq Private Market Advisory Council, an advisory forum related to private capital markets (since 2014)

•  Co-Chair, NVCA Diversity Task Force, a forum to increase opportunities for women and minorities in venture capital and entrepreneurship (since 2014)

•  Silicon Valley Community Foundation, a non-profit organization advising philanthropic solutions for regional and global issues (since 2015)

Prior Directorships:

•  Wayport, Inc. (2000-2008)

•  Friends of the San Francisco Public Library (2007-2010)

•  Chairman, National Venture Capital Association (2010-2011)

•  Member of National Venture Capital Association Executive Committee (2007-2011)

•  Jaspersoft, Inc., a manufacturer of business intelligence software (2009-2014)

•  New Century Hospice, a provider of hospice services for patients, families and healthcare providers (2014-2015)

•  Other directorships completed prior to 2009 include: Songbird Medical (1998-2005); Acusphere, Inc., a public pharmaceutical company (1999-2005); Tonic Software, Inc. (2000-2005); Pavilion Technologies, Inc. (2004-2007)

Other Prior Experience:

•  Silicon Valley Bank Venture Capital Advisory Board (2008-2013)

•  Various senior management positions in finance and technology (including Senior Vice President), Bank of America

•  Various finance and lending positions at Bank of California (now Union Bank of California)

Education:	• Bachelor’s degree in Political Science from Stanford University • Master’s degree in Business Administration from Golden Gate University

Skills/ Qualifications:

In particular, Ms. Mitchell’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry – deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or a director); current role as co-founder and partner of Scale Ventures

•  Banking/Financial Services – held a variety of key executive positions at a large global bank

•  Finance – extensive finance and asset/liability management experience at two nationally-recognized banks

    BOARD & CORPORATE GOVERNANCE

John F. Robinson	Board Committees:	Independent:
	• Audit, Chair • Compensation • Credit • Risk	Yes

Mr. Robinson, age 69, is a former Executive Vice President of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller. Mr. Robinson was appointed by the Board of Directors as a director of the Company in July 2010 and was first elected by stockholders in April 2011.

Public Directorships:	• Vogogo, Inc., a provider of verification tools for risk management and payment processing (since 2015) • Federal Home Loan Bank of San Francisco (since 2011)

Other Experience:	• National Outdoor Leadership School Advisory Committee (since 2007)

Prior Directorships:

•  Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (2004-2013)

•  Federal Home Loan Bank of San Francisco (2004-2005 and 2007-2008)

•  Long Beach Mortgage Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

•  Long Beach Securities Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

Other Prior Experience:	• Executive Vice President, Washington Mutual Bank, a financial lending institution (2002-2008) • Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

Education:	• Bachelor’s degree in Business Administration from Washington University in St. Louis • Master’s degree in Business Administration from Harvard University • Chartered Financial Analyst (CFA)

Skills/ Qualifications:

In particular, Mr. Robinson’s key areas of skills/qualifications include, but are not limited to:

•  Banking/Financial Services – deep banking and regulatory experience, especially as a former bank regulator

•  Risk Management – held a variety of executive risk management positions at a nationally-recognized bank

    BOARD & CORPORATE GOVERNANCE

Garen K. Staglin	Board Committees:	Independent:
	• Compensation • Governance	Yes

Mr. Staglin, age 71, is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial and insurance services industries. Mr. Staglin was appointed by the Board of Directors as a director of the Company in August 2011 and was first elected by stockholders in April 2012.

Public Directorships:	• Chairman, EXL Services, a provider of outsourcing services to global companies (since 2005)

Private Directorships:

•  Senior Advisor and Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2004)

•  Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)

•  Chairman, Nvoice Payments, an electronic payment service provider (since 2010)

Other Experience:

•  Founder and President, International Mental Health Research Organization, devoted to raising awareness and funding research to find a cure for major mental illnesses (since 1995)

•  Founder and Co-Chairman, One Mind 4 Research, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 2010)

Prior Directorships:

•  Advisory Director, Specialized Bicycle, a manufacturer of cycling equipment (1995-2014)

•  Chairman, Free Run Technologies, an internet and technology services company (2003-2014)

•  Bottomline Technologies, a provider of payment and invoice automation software and services (2007-2012)

•  Advisory Board, Blaze Mobile, a mobile payments company (2006-2011)

•  Global Document Solutions, a document processing outsourcing company (2005-2010)

•  Solera Holdings, Inc., an automotive insurance software service provider (2005-2011)

•  Other directorships completed prior to 2009 include: First Data Corporation, a payment solutions provider (1992-2003); Quick Response Services, a retail management and supply chain services company (1991-2001); CyberCash, Inc., a micro-payments and platform company (1996-2000); Chairman, Safelite Auto Glass, a national auto glass provider (1993-1999)

Other Prior Experience:	• Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (2009-2014)

Education:

•  Bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles

•  Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University Graduate School of Business

Skills/ Qualifications:

In particular, Mr. Staglin’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry and Banking/Financial Services – extensive experience working within the wine and transaction/payment processing industries, as well as experience working with innovation companies (as a director)

•  Leadership – held a variety of leadership roles, including his Chairman role with EXL Services as well as other founder and president roles with various non-profit organizations

    BOARD & CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. These principles are important to the way in which we manage our business and to maintaining our integrity in the marketplace, and are discussed in further detail in our Corporate Governance Guidelines. (A copy of our guidelines is available at www.svb.com under “Corporate Governance.” The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.)

Board Independence and Leadership

The Board has determined that, with the exception of Mr. Becker, our President and CEO, all of our current directors and director nominees, are “independent” within the meaning of the director independence standards set by Nasdaq and the SEC, as currently in effect.

Additionally, our Bylaws provide that the Board shall not have more than two directors who do not meet the definition of an “Outside Director.” An Outside Director is any director who meets the independence and experience requirements of the SEC and Nasdaq Stock Market, Inc. (“Nasdaq”) and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. All of our current directors, except for our CEO, are considered Outside Directors.

Separate Chairperson/CEO Roles

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and CEO positions separately. It believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and our strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the CEO, and guide it through appropriate Board governance processes.

Mr. Dunbar, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chairman for the 2016-2017 term.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Risk Oversight and Risk Committee

Oversight of the Company’s risk management is one of the Board’s key priorities, and is carried out both by the Board as a whole, as well as by each of its various committees.

In January 2015, the Board formed a committee to specifically focus on the Company’s risk management. Our Risk Committee is comprised of the chairpersons of each of the Board and the Audit, Compensation, Credit, Finance and Governance Committees. The Risk Committee has the primary oversight responsibility for the Company’s enterprise-wide risk management (“EWRM”) framework, including the oversight of risk management policies, and the monitoring of the Company’s risk profile. In addition, the Risk Committee is responsible for overseeing the Company’s compliance with its risk appetite statement, which sets forth the levels of various acceptable key risks underlying the Company’s business. The Risk Committee also oversees compliance with, and recommends any changes for Board approval to, the Company’s risk appetite statement. Our other Board committees also share responsibility for the risk appetite statement by overseeing and approving applicable risk metrics, including risk limits and thresholds, for each of their relevant areas of responsibility.

Additionally, each Board committee is engaged in overseeing the Company’s risks in its respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting, as well as legal, information technology and security-related risks. The Compensation Committee engages in periodic risk assessments to review and evaluate our compensation programs in relation to our risks. The Finance Committee actively oversees our capital, liquidity and financial management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Moreover, the Credit Committee routinely oversees our management of credit risks. Each committee chairperson regularly reports back to both the Risk Committee and the full Board on its risk oversight activities. In addition, the Board routinely engages in discussions with management about the Company’s risks.

    BOARD & CORPORATE GOVERNANCE

Annual Board Evaluation

The Governance Committee of the Board conducts, in coordination with the full Board, an evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. The Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also leads an evaluation of the performance and effectiveness of each of the Board’s committees. All Board and committee evaluations are typically conducted on an annual basis. See “Board Committees—Committee Governance” below.

Board Succession Planning

The Board’s succession planning is primarily overseen by the Governance Committee. Such planning takes into account the balancing of the appropriate representation of experience and skills on the Board, with the importance of Board refreshment. Identifying possible director candidates that possess the appropriate qualifications and the desire to serve on a financial services public company board, as well as who will complement our existing Board, takes time and effort. As such, the Governance Committee discusses recruiting strategies and actively considers potential director candidates, whether or not there is an immediate vacancy on the Board to fill. The Governance Committee also reports to and discusses succession planning with the full Board.

In 2015, the Board added one new director (Ms. Mary Miller) who brings a scope of skills, experience and perspectives to enhance the already well-rounded Board of Directors.

Oversight of CEO

Annual CEO Performance Evaluation

The independent members of the Board evaluate the performance of our CEO on an annual basis. Each year, the Governance Committee approves the process to solicit the Board’s feedback. Our Chairman of the Board, together with the chairpersons of the Governance and Compensation Committees, then lead discussions with the Board (without the CEO present) to evaluate the CEO’s performance, both generally as well as against certain predetermined annual goals.

CEO Succession Planning

As a matter of sound governance, the Board, through a special committee of the Board, routinely reviews and discusses the Company’s contingency plans for CEO succession. The special committee seeks input from our current CEO and our Head of Human Resources, as well as external advisors, as appropriate. The special committee also reports to and discusses any such plans with the full Board.

Meeting Attendance

Board and Committee Meetings

The Board held eight (8) meetings during fiscal year 2015. For the number of committee meetings held in 2015, see “Board Committees—Committee Chairpersons/Membership, Responsibilities and Meetings” below. Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board, and of the committees on which he or she served, which were held during the period for which he or she was a director or committee member.

Stockholder Meetings

It is the Board’s policy that each director employs his or her best efforts to attend each of our annual stockholder meetings. Eight of our eleven then-serving Board members attended our 2015 Annual Meeting of Stockholders.

    BOARD & CORPORATE GOVERNANCE

Consideration of Director Nominees

Stockholder Nominees

The Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attn: General Counsel and Corporate Secretary

Facsimile: (408) 969-6500

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see “Stockholder Proposals and Director Nominations” below.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it recognizes the importance of assembling a well-rounded, diverse body of directors. The Governance Committee, with the participation of the full Board, is primarily responsible for reviewing the composition of the Board and for identifying candidates for membership on the Board, all in light of our ongoing requirements, its assessment of the Board’s performance and any input received from stockholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates’ nomination to the Board based on their skills, character, judgment and business experience, as well as their ability to diversify and add to the Board’s existing strengths. The Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to our business and strategic direction. In addition to the areas of director qualifications and attributes discussed under “Director Qualifications” above, this assessment includes consideration of areas of expertise in industries important to us (such as technology; life science/healthcare; energy and resource innovation; premium wine; and venture capital/private equity), functional expertise in areas such as banking/financial services, public companies, global markets, legal/compliance, regulatory, accounting, finance, operations, information technology and risk management, and an assessment of an individual’s abilities to work constructively with the other Board members and management.

Communications with the Board

Individuals who wish to communicate with our Board may do so by sending an e-mail to our Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairman of the Board and shared with the full Board as appropriate.

Code of Ethics

We have a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”) that applies to our CEO, Chief Financial Officer, Chief Accounting Officer and other senior members of the Finance staff. A copy of this Code of Ethics is available on our website at www.svb.com under “Corporate Governance,” or can be obtained without charge by any person requesting it. (The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.) To request a copy of our Code of Ethics, please contact: Kristi Gilbaugh, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400.

We intend to disclose any waivers from or changes to our Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2015.

    BOARD & CORPORATE GOVERNANCE

BOARD COMMITTEES

Our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. There are six (6) standing Board committees: Audit, Compensation, Credit, Finance, Governance and Risk.

Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation Committee, Governance Committee and Risk Committee are “independent” under Nasdaq director independence standards and other applicable regulatory requirements.

In addition, the Board has determined that each of Messrs. Robinson and Dunbar and Ms. Krishnan are “audit committee financial experts,” as defined under SEC rules, and possess “financial sophistication,” as defined under the rules of Nasdaq.

Committee Governance

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board. The charters of each committee are available on our website, www.svb.com under “Corporate Governance.” (The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.)

The charters provide that each committee has adequate resources and authority to discharge its responsibilities, including appropriate funding for the retention of external consultants or advisers, as it deems necessary or appropriate.

Annual Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to conduct an assessment of committee performance and effectiveness. Typically, the assessments are conducted on an annual basis, and include a self-assessment by each committee. The review includes an evaluation of various areas that may include committee sizes, committee composition, committee performance, committee coordination with one another and committee involvement of the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

Committee Chairpersons/Membership, Responsibilities and Meetings

All committee chairpersons are independent and appointed annually by the Board of Directors. Each chairperson presides over committee meetings; oversees meeting agendas; serves as liaison between the committee members and the Board, as well as between committee members and management; and works actively and closely with management on all committee matters, as appropriate.

The committees meet regularly, at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their activities to, and discuss their recommendations, with the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items on a more in-depth basis, that are relevant or subject to the committee’s oversight responsibilities.

    BOARD & CORPORATE GOVERNANCE

The names of the members and highlights of some of the key oversight responsibilities of the committees are set forth below:

Audit Committee (9 meetings in 2015)

•   Our corporate accounting and financial reporting processes and the quality and integrity of our financial statements and reports.

•   The qualification, independence, engagement and performance of our independent auditors.

•   The performance of our internal auditing function, as well as other key functions, including information technology, security, legal and regulatory matters.

John Robinson, Chair Dave Clapper Roger Dunbar Lata Krishnan Kate Mitchell

Compensation Committee (10 meetings in 2015)

•   Our overall compensation strategies, plans, policies and programs.

•   The approval of executive and director compensation.

•   The assessment of compensation-related risks.

Kate Mitchell, Chair Jeff Maggioncalda John Robinson Garen Staglin

Credit Committee (5 meetings in 2015)

•   The credit and lending strategies, objectives and risks of the Company and the Bank.

•   The credit risk management of the Company and the Bank, including reviewing internal credit policies and establishing portfolio limits.

•   The quality and performance of the credit portfolio of the Company and the Bank.

Dave Clapper, Chair Jeff Maggioncalda John Robinson

Finance Committee (9 meetings in 2015)

•   The financial risk management of the Company and the Bank.

•   The financial strategies and objectives of the Company and the Bank, including the capital planning, capital and liquidity management, and the annual budget.

•   The review of the Company and Bank’s financial performance and compliance with applicable financial regulatory requirements, including stress testing.

•   The review of certain corporate development matters, such as strategic investments.

Joel Friedman, Chair Eric Benhamou Roger Dunbar Lata Krishnan Mary Miller

Governance Committee (5 meetings in 2015)

•   Our general corporate governance practices, including review of our Corporate Governance Guidelines.

•   The annual performance evaluation process of our Board and its committees, and CEO.

•   The identification and nomination of director candidates.

•   Our regulatory compliance function of the Company and the Bank.

Eric Benhamou, Chair Roger Dunbar Joel Friedman Garen Staglin

Risk Committee (4 meetings in 2015)

•   The enterprise-wide risk management policies of the Company.

•   The operation of our enterprise-wide risk management framework.

•   Our compliance with the Company’s risk appetite statement.

•   The review of changes to our risk profile.

Roger Dunbar, Chair Eric Benhamou Dave Clapper Joel Friedman Kate Mitchell John Robinson

    BOARD & CORPORATE GOVERNANCE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

Our Audit Committee has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. All members of the Audit Committee are “independent” as defined by Nasdaq, our applicable listing standard. In addition, Messrs. Robinson and Dunbar and Ms. Krishnan meet the “audit committee financial expert” requirement as defined under SEC rules, and possess “financial sophistication,” as defined under the rules of Nasdaq.

Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices and the quality and integrity of our financial statements and reports, and our internal control over financial reporting. The committee is responsible for the appointment (or reappointment) and the compensation of our independent registered public accounting firm, as well as for the review of the qualifications, independence, and performance of the registered public accounting firm engaged as our independent auditors. In addition, the Audit Committee oversees our internal audit function, which is responsible for reviewing and evaluating the effectiveness of our internal controls, and also oversees other management functions including information technology and security. The Audit Committee meets regularly in executive session with our independent auditor and our Head of Internal Audit (both separately and together), without other members of management present.

Responsibilities of Management and Independent Auditor

Management has the primary responsibility for the financial statements and the reporting process, as well as for our internal controls. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting in accordance with the requirements promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). KPMG LLP has served as our independent auditor since 1994.

Financial Reporting for 2015

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2015, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control – Integrated Framework (2013).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements as of and for the year ended December 31, 2015. The Audit Committee discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the auditors’ independence from us and our management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

John Robinson (Chair)

David Clapper

Roger Dunbar

Lata Krishnan

Kate Mitchell

    BOARD & CORPORATE GOVERNANCE

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2015 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Kate Mitchell (Chair)

Jeff Maggioncalda

John Robinson

Garen Staglin

Compensation Committee Interlocks and Insider Participation

During 2015, the Compensation Committee performed all compensation functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. (See discussion above under “Board Committees – Committee Chairpersons/Membership, Responsibilities and Meetings” for additional information on the Compensation Committee.) Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation/determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the members of the Compensation Committee has ever been one of our officers or employees and none of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board.

    BOARD & CORPORATE GOVERNANCE

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2015.

Overview

Our compensation for our non-employee
directors is designed to be competitive with
other financial institutions that are similar in
size, complexities and/or business models. In
addition, our director compensation is designed
to be tied to business performance and
stockholder returns, and to align director and
stockholder interests through director
ownership of the Company’s stock.

The Compensation Committee oversees
and approves our director compensation and
reports to, and consults with as appropriate, the
full Board on all relevant matters. While the
committee reviews our director compensation
structure on a regular basis, there were no
material changes made in 2015.

Our CEO, the only employee director on
the Board, does not receive any payment for
services as a director.

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Total
Roger F. Dunbar	$192,500	$200,007	$392,507
Eric A. Benhamou	83,250	100,004	183,254
David M. Clapper	86,250	100,004	186,254
Joel P. Friedman	84,000	100,004	184,004
C. Richard Kramlich (2)	67,500	100,004	167,504
Lata Krishnan	71,500	100,004	171,504
Jeffrey N. Maggioncalda	70,750	100,004	170,754
Mary J. Miller (3)	51,750	100,004	151,754
Kate D. Mitchell	94,000	100,004	194,004
John F. Robinson	112,250	100,004	212,254
Garen K. Staglin	65,250	100,004	165,254

(1)  Values indicated for annual director equity grants reflect the fair value of awards made during the fiscal year for the 2015-2016 term. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The actual value realized is subject to our stock price performance on the date of release.

(2)  Mr. Kramlich retired from the Board of Directors effective as of December 31, 2015 and transitioned to an advisory director position.

(3)  Ms. Miller joined the Board of Directors as of May 12, 2015.

Elements of Director Compensation

Compensation for our non-employee directors reflects a combination of cash (annual retainer fees and meeting fees) and equity (annual restricted stock unit awards). Consistent with 2014, the components of our non-employee director compensation for 2015 were as follows:

Annual Director Retainer Fee	$35,000
Annual Chairperson Fee	$90,000, Board Chair $20,000, Audit Committee Chair $15,000, Compensation Committee and Risk Committee Chairs $12,000, all other committee chairs
Board Meeting Fees	$1,000 (in-person)/$500 (telephonic) $3,000 per day, for extended strategic planning meetings
Committee Meeting Fees

$2,500 (in-person)/$1,250 (telephonic), Audit Committee

$1,500 (in-person)/$750 (telephonic), all other committees

$5,000 per day, for extended Audit Committee strategic planning meetings

$3,000 per day, for extended strategic planning meetings for all other committees

Annual Equity Retainer Award	Total grant value of approximately $200,000 and $100,000 for the Board Chair and each of the other non-employee directors, respectively; form of restricted stock units, subject to annual vesting.

The members of the Board are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

    BOARD & CORPORATE GOVERNANCE

Director Equity Compensation; Deferral Elections

Our annual equity retainer awards are typically granted to directors in the form of restricted stock units. The awards are approved by the Compensation Committee and granted after the annual meeting of stockholders (typically the following month), and vest in full upon the completion of the annual director term on the date of the next annual meeting. In 2015, the directors were granted an aggregate of 8,844 restricted stock units with a scheduled vesting date of April 21, 2016.

Non-employee directors may elect an irrevocable deferral of the receipt of restricted stock unit awards until the earliest of: (a) a specific future settlement date that meets the requirements of Internal Revenue Code 409A, (b) separation from service, (c) the date of a change in control, (d) death, or (e) date of disability. Elections will apply to restricted stock unit awards received during 2015. Ms. Krishnan and Ms. Mitchell elected to defer the receipt of their 2015 equity grants of 737 restricted stock units each.

Equity Plan Limits Applicable to Directors

Equity grants to directors are subject to the terms of our 2006 Equity Incentive Plan, including the following limitations (as provided under the plan):

•	No non-employee director may be granted in any fiscal year shares having an initial value greater than $500,000.

•

Annual director grants of full value equity awards may become fully vested no earlier than the last day of the director’s then current annual term of service, subject to certain limited exceptions as provided under the plan.

Determination of Director Compensation

Each year, the Compensation Committee, together with its independent compensation consultant, conducts a comprehensive review of director compensation, taking into consideration our overall compensation philosophy, as well as competitive compensation data from the Company’s 2015 Peer Group and other relevant and comparable market data and trends. The committee routinely reviews each of the various pay components, the form and amount of payment, as well as the cash/equity compensation mix. Based on such review and any recommendations from its independent compensation consultant, the Compensation Committee will make changes to the extent it deems appropriate.

Director Equity Ownership Guidelines

Under the current equity ownership guidelines for our non-employee directors, each non-employee member of the Board of Directors is expected to hold, within five years of becoming a director, shares of our Common Stock that have a minimum value equivalent to 600% of his or her annual retainer fee.

The Compensation Committee is responsible for setting and periodically reviewing the guidelines. Equity ownership requirements for directors are established based upon a competitive review and subsequent recommendations by the committee’s independent compensation consultant. The Governance Committee is responsible for overseeing director compliance with these guidelines, and reviews directors’ holdings on a quarterly basis. Any exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2015, all non-employee directors were in compliance with the applicable ownership guidelines.

    BOARD & CORPORATE GOVERNANCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

Our policy on related party transactions (“Related Party Policy”) governs the transactions involving us and certain related persons that are required to be disclosed under Item 404 of SEC Regulation S-K (“S-K 404”). We regularly monitor our business dealings and those of our directors and executive officers, as appropriate, to determine whether any such dealings would constitute a related party transaction under the Policy. Generally, under the policy, any transaction, arrangement or relationship will be considered an interested transaction subject to the review and/or approval of the Audit Committee, if: (i) we are a participant in the transaction; (ii) the aggregate transaction amount involved will or may be expected to exceed $120,000 in any calendar year; and (iii) a related person has or will have a direct or indirect material interest in the transaction. (Transactions not required to be disclosed under S-K 404 are excluded from this policy.) Moreover, any of the following persons is considered a related person under the Related Party Policy: (i) any director or executive officer of the Company; (ii) any nominee for director of the Company; (iii) any holder of more than 5% of our Common Stock; and (iv) any immediate family member of any of the above.

We have implemented a framework to identify potential related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investment transactions, compensation arrangements, or other business transactions involving us or our subsidiaries. Under this framework, we have processes in place to identify, review and escalate, as appropriate, proposed transactions involving a potential party related to the Company. In addition, employees are also expected to escalate any transaction involving potential conflicts of interests pursuant to our Code of Conduct.

The Audit Committee has primary responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, ratified, or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson. Additionally, the Credit Committee reviews and approves related party loan transactions, and the Governance Committee takes into consideration related party transactions involving our directors, as part of its annual director independence review.

Insider Loan Policy

We also have in place a policy which permits the Bank to make loans to directors, executive officers and principal stockholders of the Bank or its affiliates (“Insiders”) and the related interests of those Insiders (“Insider Loans”), pursuant to the applicable requirements of Regulation O of the Federal Reserve Act (“Regulation O”). Moreover, Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to Regulation O.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank for Insider Loans where the aggregate amount of all outstanding extensions of credit to the Insider and to all related interests of the Insider exceeds $500,000; (b) are extended under substantially the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with non-Insider Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit.

Related Party Transactions

Loan Transactions

During 2015, the Bank made loans to related parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

Prior to their respective appointments as executive officers, each of John China and Philip Cox received a mortgage loan through the Bank’s Employee Home Ownership Program (“EHOP”), an employee benefit program whereby eligible employees of the Bank and its affiliates receive preferential terms on mortgage loans. Mr. China’s EHOP mortgage loan amount was $1,176,000, with a principal balance of $1,014,689 as of December 31, 2015. Mr. China’s loan matures April 1, 2016. Mr. Cox’s EHOP mortgage loan amount was $310,553, with a principal balance of $262,918 as of December 31, 2015. Mr. Cox’s loan matures October 1, 2018.

    BOARD & CORPORATE GOVERNANCE

Employee Funds

In 2015, we formed Qualified Investors Fund IV, LLC (“QIF IV”), a $5.3 million employee-funded investment fund. Participating employees must meet certain eligibility requirements pursuant to applicable regulatory requirements. QIF IV invests employees’ own capital in funds, including certain SVB Capital funds. We do not charge a management fee on QIF IV, but pass on the cost of external expenses to the QIF IV participants. The following executive officers each made a commitment to QIF IV in commitment amounts ranging from $50 thousand to $250 thousand: Greg Becker, John China, Philip Cox, Michael Descheneaux, Michelle Draper, Joan Parsons, Bruce Wallace and Michael Zuckert.

Other Arrangements

Total compensation for 2015 for Jon Wolter, a vice president of the Bank and the son-in-law of Joan Parsons, was approximately $144,000 (including his base salary, bonuses, company contributions to his 401(k)/ESOP account, but excluding other normal benefits provided to all employees). His compensation is in accordance with our standard employment and compensation practices applicable to employees with equivalent qualifications and responsibilities as those holding similar positions. Ms. Parsons has no management oversight responsibility over Mr. Wolter, nor is she involved with any decisions concerning his compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and other information known to us, that during fiscal year 2015 our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner; except for one late report relating to the disposition of shares held in the 401(k) account of our executive officer, Marc Verissimo, in November 2015 due to an inadvertent administrative error.

    BOARD & CORPORATE GOVERNANCE

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of each of our executive officers (as of the date of this Proxy Statement) and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation
Greg W. Becker	48	President and Chief Executive Officer
Marc C. Cadieux	49	Chief Credit Officer
John D. China	50	Head of Relationship Banking
Philip C. Cox	49	Head EMEA and President of the UK Branch
Michael R. Descheneaux	48	Chief Financial Officer
Michelle A. Draper	48	Chief Marketing Officer
Michael L. Dreyer	52	Chief Operations Officer
Christopher D. Edmonds-Waters	53	Head of Human Resources
Roger E. Leone	62	Chief Information Officer
Joan S. Parsons	57	Head of Specialty Banking
Marc J. Verissimo	60	Chief Risk Officer
Bruce E. Wallace	51	Chief Digital Officer
Michael S. Zuckert	57	General Counsel

Executive Biographies

Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Marc C. Cadieux joined us in 1992 as Assistant Vice President and has held a variety of positions with us, including Division Risk Manager for the Company’s Eastern Division, where he was responsible for overseeing our commercial lending activities in the eastern United States, the United Kingdom and Israel. Mr. Cadieux was appointed Assistant Chief Credit Officer in 2009 and was later appointed as Chief Credit Officer in 2013, where he currently oversees our credit administration function.

Other Prior	•	Loan Workout Officer, Pacific Western Bank (1990-1992)
Experience:	•	Various credit positions with Bank of New England (1988-1990)

Education/ Other:	•	Bachelor’s degree in Economics from Colby College

    EXECUTIVE OFFICERS & COMPENSATION

John D. China joined us in 1996 as Senior Relationship Manager and has held a variety of positions with the Company, including Head of Venture Capital Group and Head of Private Equity Group. Mr. China was appointed the Head of Relationship Management in 2010. In 2014, Mr. China was appointed the Head of Relationship Banking, where he is responsible for overseeing all aspects of our relationships within the venture capital and private equity, private bank and commercial bank communities.

Other Experience:	•	Director, California Israel Chamber of Commerce, a non-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2011)
•	Advisory Board Member, DEMO, an organization dedicated to emerging technology development (since 2010)
•	Director, Astia.org, a not-for-profit organization dedicated to the success of women-led, high-growth ventures (since 2009)
•	Advisory Council, Advancing Science in America, a non-profit organization dedicated to advancing science and technology in the United States (since 2013)

Other Prior Experience:	•	Director, Executive Council of New York City, a global community of senior executives (2001-2003)

Education/ Other:	•	Bachelor’s degree in Industrial Engineering from Stanford University

Philip C. Cox joined us in 2009 as Head of UK, Europe & Israel, where he was responsible for the overall strategic direction of the Company in the UK, Europe and Israel, as well as the establishment of our UK Branch banking business. He was appointed as Head of Europe, Middle East and Africa (“EMEA”) and President of the UK Branch in 2012, where he is focused on the international development of our business and is responsible for our UK branch.

Prior Directorships:	•	Entrepreneur First, an organization devoted to developing high-growth tech startups in London (2011-2014)

Other Prior	•	Head of Commercial Banking, Bank of Scotland (2008-2009)
Experience:	•	Chief Executive Officer, European Business, Torex Retail PLC, a manufacturing and industrial software company (2005-2008)

Education/	•	Associate of the Association of Corporate Treasurers, UK
Other:	•	Member of the Chartered Institute of Bankers, UK

Michael R. Descheneaux joined us in 2006 as Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he is responsible for all our finance, treasury, accounting and legal functions, as well as our funds management business. He also plays a key role in our global strategy and growth.

Private	•	Director, SPD Silicon Valley Bank, our joint venture bank in China (2012-2014; since 2015)

Directorships:

Other Prior	•	Managing Director, Navigant Consulting, a business consulting firm (2004-2006)
Experience:	•	Independent consultant (2002-2004)
•	Various leadership positions with Arthur Andersen for the Central and Eastern Europe Region (1995-2002)
¡	Lead Partner of financial services practice
¡	Lead audit partner of telecommunications/high-tech practice
•	Technical expert on U.S. GAAP and generally accepted auditing standards matters

Education/ Other:	•	Bachelor’s degree in Business Administration from Texas A&M University
•	Certified public accountant
•	Member of the Texas State Board of Public Accountancy and the American Institute of Certified Public Accountants

    EXECUTIVE OFFICERS & COMPENSATION

Michelle A. Draper joined us in 2013 as Chief Marketing Officer, where she is responsible for the strategy and execution of our global marketing initiatives. Prior to joining us, she was Senior Vice President of Institutional Services Marketing at Charles Schwab & Co.

Other Prior Experience:	•	Various senior-level marketing positions at Charles Schwab & Co., overseeing advertising, brand marketing and other key marketing strategies (1992-2013)

Education/ Other:	•	Bachelor’s degree in Journalism from California Polytechnic State University – San Luis Obispo
•	Series 7 General Securities Representative and Series 24 General Securities Principal Licenses

Michael L. Dreyer joined us in 2015 as Chief Operations Officer, where he is responsible for the Company’s global technology and infrastructure functions. Most recently, he served as the Chief Operations Officer and President of the Americas for Monitise, where he was responsible for the design, build and operations of its technology globally, and the company’s Americas business.

Public	•	Finisar Corporation, a supplier of optical communication products (since 2015)
Directorships:	•	F5 Networks Inc., a provider of application delivery services (since 2012)

Other Prior	•	Chief Operations Officer and President of the Americas at Monitise (2014-2015)
Experience:	•	Chief Information Officer (2005-2014); various senior level positions at Visa Inc. (1988-2005)
•	Various senior-level positions at American Express (1995-1998)
•	Various senior-level positions at Prime Financial, Inc. (1992-1995)
•	Various senior-level positions at Federal Deposit Insurance Corporation (FDIC) (1990-1992)
•	Various senior-level positions at Bank of America (1989-1990)

Education/ Other:	•	Bachelor’s degree in Psychology from Washington State University
•	Master’s degree in Business Administration from Washington State University

Christopher D. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness, and in 2007, was appointed to his current role as Head of Human Resources, where he oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions.

Other Prior Experience:	•	Various senior-level positions at Charles Schwab & Co. (1996-2003), launching the company’s online training system
•	Various leadership roles with Macy’s California, managing corporate training programs

Education/	•	Bachelor’s degree in Intercultural Communications from Arizona State University
Other:	•	Master’s degree in Human Resources and Organization Development from the University of San Francisco

Roger E. Leone joined us in 2015 as Head of IT Infrastructure Engineering and Operations, and in September 2015, was appointed to his current role as Chief Information Officer, where he oversees our information technology functions. Prior to joining us, he served in a wide range of technology positions, including within the financial services industry. Prior to joining us, he held senior IT leadership roles at Pfizer, including as Vice President of Americas Regional Shared Services, where he managed a team of over 400 IT professionals supporting over 26,000 clients in the Americas.

Other Prior Experience:	•	Independent consultant (2011-2014)
•	Vice President Global IT Services at Yahoo! (2010-2011)
•	Various senior-level positions at Pfizer (1996-2010)
•	Various senior-level positions at Bank of America (1976-1996)

Education/	•	Bachelor’s degree in Mathematics from Utica College of Syracuse University

Other:

    EXECUTIVE OFFICERS & COMPENSATION

Joan S. Parsons joined us in 1994 and has served in a variety of leadership positions throughout the Company, including Eastern Division Manager and Chief Banking Officer. Ms. Parsons was appointed Head of U.S. Banking in 2008, and was appointed Head of Specialty Banking in 2014, where she is responsible for all specialty debt products; sponsor finance, mezzanine finance, life science and healthcare, and energy and resource innovation banking practices; loan syndications, SVB Investment Services and SVB Analytics.

Private	•	Director, StartUp Institute, Inc. (since 2014)
Directorships:	•	Director, Leukemia & Lymphoma Society (since 2011)
•	Director, Planstrong Investment Management (since 2005)

Other Prior	•	Vice President of Corporate Banking, Fleet Bank of Massachusetts (1992-1994)
Experience:	•	Vice President, Barclays Bank PLC (1984-1992)
•	Banking Officer, Mellon Bank (1981-1983)

Education/ Other:	•	Bachelor’s degree in Economics and Art History from Wheaton College

Marc J. Verissimo joined us in 1993 and has served in a variety of leadership positions throughout the Company, including Manager of our Corporate Finance Group and our Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in 2002. He is currently the Chief Risk Officer, where he is responsible for overseeing our credit, enterprise-wide risk management, corporate compliance and security functions.

Prior Directorships:	•	Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (2005-2012)
•	High Street Partners, Inc., a cross-border finance and administrative services firm (2009-2010)

Education/	•	Bachelor’s degree in Agricultural Economics from the University of California, Davis
Other:	•	Master’s degree in Business Administration from Harvard University

Bruce E. Wallace joined us in 2008 as Head of Global Services, where he was responsible for our operations, product management, global transaction banking and service delivery. He was later appointed Chief Operations Officer in 2011, where he was responsible for leading all bank and non-bank operations and information technology services, and in 2015, was appointed to his current role as Chief Digital Officer, where he is responsible for the Company’s digital banking functions and the Company’s fee-based product businesses.

Prior Directorships:	•	Director, SPD Silicon Valley Bank, our joint venture bank in China (2012-2015)

Other Prior Experience:	•	Senior Vice President and Manager of Treasury Management Operations, Wells Fargo & Company (2005-2008)
•	Various senior management positions in banking operations, Wells Fargo & Company (1987-2005)

Education/ Other:	•	Bachelor’s degree in Accounting from California State University, Sacramento

    EXECUTIVE OFFICERS & COMPENSATION

Michael S. Zuckert joined us in 2014 as General Counsel, where he is responsible for all our legal matters. Prior to joining us, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup from 2009-2014, where he served as general counsel for its non-core assets business, Citi Holdings, and also focused on mergers and acquisitions.

Private Directorships:	•	American Red Cross – Bay Area, a non-profit organization providing relief to those affected by disasters (since 2015)
•	Law Foundation of Silicon Valley, a non-profit organization providing free legal services to Silicon Valley individuals in need (since 2015)

Other Prior	•	Various senior-level legal positions at Citigroup Inc. (2002-2014)
Experience:	•	Various senior-level positions at Morgan Stanley & Co. Inc. (2000-2002 and 1987-1999)
•	Vice President and General Counsel, TheStreet.com, Inc., an online financial news provider (1999-2000)

Education/	•	Bachelor’s degree in History and Law and Society from Brown University
Other:	•	Juris Doctor degree from New York University School of Law

    EXECUTIVE OFFICERS & COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2015 executive compensation program, as it relates to our five “named executive officers” listed below.

CD&A – EXECUTIVE SUMMARY

NAMED EXECUTIVE

OFFICERS (“NEOs”)

•  Greg Becker

President and CEO

•  Michael Descheneaux

Chief Financial Officer

•  John China

Head of Relationship Banking

•  Joan Parsons

Head of Specialty Banking

•  Bruce Wallace

Chief Digital Officer

(Former Chief Operations Officer)

Our Compensation Committee of the Board of Directors (the “Compensation Committee”) has primary oversight over the design and execution of our executive compensation program. The key objectives of our program are to:

•      attract, incent and retain talented individuals to lead our corporate growth,

•      deliver sustained strong performance over the long term, and

•      focus on stockholder value.

While we did not make any material changes to the design of our 2015 executive compensation program, we continued to review and enhance our practices to align executive pay with our business objectives and stockholder interests, as further discussed in this CD&A. Moreover, we continued to base incentive compensation on company and individual performance without encouraging undue risk-taking.

The compensation paid to our executives for 2015 was commensurate with overall performance, as well as our strong performance relative to peers. Despite the continued low interest rate environment in 2015, we continued to deliver strong performance in 2015, focusing on our long-term global growth. (See “2015 Performance” section of the Summary Information section at the beginning of this Proxy Statement.)

PRIMARY EXECUTIVE COMPENSATION ELEMENTS FOR 2015 - SUMMARY

	Base Salary	Incentive Compensation Plan (ICP)	Performance-Based Restricted Stock Units (PRSUs)	Stock Options	Restricted Stock Units (RSUs)
Form of Compensation	-------------------- Cash --------------------		------------------------------- Equity-------------------------------
	---- Fixed ----	-------------------------- Performance-Based -----------------------			----- Fixed*-----

Performance Timing	--------- Short-Term Emphasis ---------		----------------------- Long-Term Emphasis -----------------------
Measurement Period	Ongoing	1 Year	3 Years	4 Year Vesting

Key Performance Metrics Applicable**	---	ROE (relative and budgeted)	Relative TSR; ROE; Selected Fee Income	Stock Price Appreciation
Determination of Performance-Based Payouts	---	Formulaic + Discretion	Formulaic + Negative Discretion	---
2015 Outcomes	Merit adjustments	156% of executive pool funded based on ROE performance; individual payouts varied

Not yet earned for 2015

First year of performance period:

•   2015 Relative TSR: Ranked 6th (65th percentile) against 2015

Peer Group

•   2015 ROE: Exceeded minimum

•   2015 Selected Fee Income: Achieved 106% of target

Continued year over year stock price momentum 2015 TSR performance ranked 6th (65th percentile) relative to 2015 Peer Group
*	Any incremental value realized above the grant value of time-based RSUs is based on stock price appreciation.
**	Return on Equity (“ROE”); Total Stockholder Return (“TSR”).

    EXECUTIVE OFFICERS & COMPENSATION

2015 EXECUTIVE COMPENSATION AND OTHER HIGHLIGHTS

CEO PAY ALIGNMENT WITH COMPANY PERFORMANCE

  Continued alignment between Company performance and CEO’s total 2015 compensation:

The Compensation Committee takes into consideration a variety of factors in determining actual CEO compensation. For illustrative purposes, the graphs above show the general directional comparison between our CEO’s total compensation (as reported in our 2015 Summary Compensation Table) and selected key financial metrics:

•      Earnings per Share (“EPS”) and Net Income --- both core financial metrics generally used to evaluate overall Company performance; net income includes our fee income, which was added in 2015 as an additional performance metric for compensation purposes.

•      Relative Return on Equity (“ROE”) Performance --- a metric that is measured against our 2015 Peer Group for purposes of determining the funding of our ICP.

BALANCED CEO PAY MIX (COMPARED WITH PEERS)	Continued emphasis on performance-based and long-term compensation for the CEO:

EMPHASIS ON LONG-TERM PERFORMANCE-BASED PAY	Shifted greater allocation of executive equity awards to performance-based vesting RSUs and time-based vesting RSUs (from stock options)

FOCUS INCENTIVES ON BUSINESS OBJECTIVES	Added a new fee income performance metric --- a key focus area of business growth (for executive PRSU awards)

PRUDENTIAL TAX MANAGEMENT	Qualified PRSUs for corporate income tax deductibility under Section 162(m) of the tax code

SOUND EQUITY MANAGEMENT

•      Utilized annual equity burn rate of 1.2% under equity plan (compared to 1.4% for 2014)

•      Added a minimum 1-year vesting requirement for stock options under our equity plan (in addition to our existing minimum requirements for other equity awards)

    EXECUTIVE OFFICERS & COMPENSATION

EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

OVERSIGHT AND GOVERNANCE

Independent oversight of executive compensation. The independent members of our Board of Directors oversee and approve the compensation of our CEO. Our Compensation Committee (comprised of all independent directors) makes recommendations to the Board about our CEO’s compensation, and oversees and approves the compensation of all other executive officers.

Independent compensation consultant to the Compensation Committee. The Compensation Committee’s independent compensation consulting firm does not provide any other services to the Company.
Active Compensation Committee engagement. In 2015, the Compensation Committee held ten (10) meetings to discuss compensation matters, including an extended annual compensation strategy session.

ALIGNMENT WITH STOCKHOLDER INTERESTS

Robust executive equity ownership guidelines. Our executives are subject to robust equity ownership guidelines, which are regularly reviewed by the Compensation Committee. (Executive compliance against the guidelines is monitored by the Governance Committee of the Board of Directors on a quarterly basis.) In particular, our CEO’s minimum requirement is equal to six (6) times his annual base salary.

Active stockholder engagement. As part of our proxy statement preparation process, we routinely and proactively reach out to our key stockholders to solicit their feedback about our executive compensation program, including our equity compensation practices.

Focus on stockholder return. Our performance metrics for our executives’ performance-based restricted stock units and the funding of our ICP include the Company’s relative total stockholder return performance and return on equity performance, respectively, which in both cases include performance as measured against our peers.

Annual Say on Pay. We conduct a “Say on Pay” advisory vote on an annual basis. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program. In 2015, over 98% of the votes cast approved our 2014 executive compensation program.

COMPENSATION RISK MITIGATION AND MANAGEMENT

Compensation risk management. The Compensation Committee, together with its compensation consultant, conducts annual compensation risk assessments, with input from our Chief Risk Officer. Based on those assessments, we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company. Our compensation program is reviewed as part of our enterprise-wide risk management and internal audit programs. Moreover, the chairperson of our Compensation Committee is a member of the Risk Committee of the Board of Directors and discusses compensation risk issues with the Risk Committee.

Our incentives are subject to certain minimums and maximum limits. We establish minimum thresholds for certain incentives where awards/payouts may not be earned or made unless actual performance meets or exceeds thresholds, such as our PRSUs. We also establish maximum limits, such as for our executive PRSU awards, our annual cash incentives funding, and our broad-based profit sharing plan.

No hedging or pledging. Pursuant to our Insider Trading Policy, our directors, executive officers and employees are not permitted to “hedge” ownership by selling puts in or selling short any of our publicly-traded securities at any time. Additionally, we have not permitted any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

    EXECUTIVE OFFICERS & COMPENSATION

EXECUTIVE COMPENSATION FEATURES

Competitive benchmarking against peers. In making compensation decisions, we consider compensation and performance data from our benchmarking reference peer group and other relevant and comparable industry sources. Additionally, we routinely review, on at least an annual basis, the composition of the companies within the peer group. See “Competitive Benchmarking Against Peers” below.

Double trigger change in control severance. Our executive Change in Control Plan encourages continued dedication and alignment with stockholders’ interests through a potential change in control event, and is subject to a double trigger feature.

No 280G excise tax gross-ups. Our executives are not entitled to any Section 280G excise tax gross-up payments under our executive Change in Control Plan or otherwise.
No employment agreements. We do not have any individual employment contracts with any of our named executive officers.

No executive perquisite or benefit programs. We do not have any executive perquisite programs. Other than our executive Change in Control Plan, we do not have any special executive benefits or any program that offer benefits exclusively to our executives. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan.

No special executive retirement benefits. Our executives are eligible to participate in our 401(k) plan (or other employee-funded retirement plan) that is broadly available to all employees. We do not provide any other pension, excess retirement, or supplemental executive retirement (“SERP”) plans to any executive.

EQUITY PLAN PRACTICES	Our executives’ equity awards are made under our equity plan and have the following features/practices:
¡ No evergreen provision

¡    Minimum 100% fair market value exercise

      price for options

¡     Minimum 3-year time-based vesting for

      full value awards (our typical practice for

      executives is vesting over 4 years)

¡    Minimum 1-year vesting for performance-

      based full value awards (our typical

      practice for executives is vesting over

      approximately 3 years)

¡    Minimum 1-year vesting for stock options

      awards (our typical practice for executives

      is vesting over 4 years)

¡ No repricing without stockholder approval
¡ No liberal share recycling
¡ No single-trigger vesting upon change in control
¡ Annual burn rate maximum of 2.5%
¡ Each full value award share counted as two shares
¡ No tax gross-ups for plan awards
¡ Maximum 7-year term for options

* * * *

    EXECUTIVE OFFICERS & COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES The key compensation philosophy and objectives of our executive compensation program and practices are as follows:
Alignment of Pay with Business Performance and Stockholder Interests

Our executive compensation plans are designed to:

•  Tie pay to Company and individual performance through appropriate performance metrics;

•  Provide for executive equity ownership to align economic interests with stockholders;

•  Provide the opportunity for compensation based upon stockholder returns, relative performance against peers, and key financial measures; and

•  Take into account the dynamics of the market and business environment within which the Company and management operate.

Appropriate Pay Mix

We balance compensation with an appropriate mix of pay between performance-based and non-performance-based pay, as well as long-term and short-term compensation, with emphases on performance-based pay and long-term incentive compensation.

Maintain Competitive Pay

We pay competitively, relying primarily on external market standards while also considering internal parity and the importance of recruiting and maintaining a cohesive, top-talent executive management team.

Strong Governance and Risk Management Practices

We maintain strong governance practices over our program, including independent Board-level oversight. We also design incentive compensation based on Company and individual performance without encouraging undue risk-taking.

Our compensation philosophy and program take into consideration our business objectives (including our long-term global growth), the relative complexity this business diversity represents in an organization of our size, stockholder interests, appropriate risk management practices, emerging trends in executive compensation (particularly for financial institutions), applicable regulatory requirements, and market practices.

2015 Advisory Vote on 2014 Executive Compensation

“Say on Pay”

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. In 2015, over 98% of the votes cast approved our 2014 executive compensation program (as described in our 2015 proxy statement). Based on such strong support and the extent of feedback received from our stockholders, the Compensation Committee made no material changes to our compensation philosophy, policies or overall program.

Nevertheless, we continue to carry out our executive compensation program based on our key philosophy and objectives as described above. The Compensation Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as business environment and competition for talent.

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Compensation Governance

The Company’s executive compensation program is supported by strong corporate governance and Board-level oversight:

Role of Compensation Committee; Committee Meetings

All members of the Compensation Committee are “independent” under applicable Nasdaq rules. The Compensation Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation philosophy described above. The Compensation Committee: (i) reviews and recommends for independent Board approval the compensation of the CEO, and (ii) reviews and approves the compensation of all other non-CEO executive officers. In carrying out its oversight responsibilities, the Compensation Committee regularly reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Compensation Committee also makes recommendations for all other compensation-related matters that require full Board approval.

The Compensation Committee meets on a regular basis, and routinely meets in executive session without management present. During 2015, the Compensation Committee held ten (10) meetings, including an extended annual session where the Compensation Committee met with the Board Chair (also Chair of the Risk Committee), as well as key members of executive management, including the CEO, the Chief Financial Officer, the Head of Human Resources and the General Counsel, to discuss considerations for reviewing and enhancing the Company’s compensation strategy.

Role of the Independent Board Members

Subject to the recommendation of the Compensation Committee, all of the independent directors of the Board (all Board members except the CEO) review and approve the compensation for the CEO. Such review and approval are conducted during the executive session portion of the Board’s meetings, where neither the CEO nor any other member of management is present.

Role of Compensation Committee Consultant

The Compensation Committee has retained Pay Governance LLC (“Pay Governance”), an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the Compensation Committee’s charter. The Compensation Committee in its sole discretion selects the consultant, and determines its compensation and the scope of its responsibilities.

In 2015, Pay Governance assisted the Compensation Committee with advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on executive and director compensation levels and practices, including review and recommendations on CEO and other executive compensation and evaluation of CEO pay and Company performance; advice on the Company’s 2015 Peer Group; guidance on the design of our compensation plans and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Compensation Committee’s periodic review of potential risks associated with our compensation programs; recommendations regarding our equity incentive plan; and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments. The Compensation Committee did not engage Pay Governance for any additional services outside of executive and director compensation consulting during 2015. In addition, the Compensation Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2015.

Role of Chief Executive Officer

At the Compensation Committee’s request, our CEO will attend portions of the Compensation Committee’s meetings and executive sessions to discuss the Company’s performance and compensation-related matters. While he does not participate in any deliberations relating to his own compensation, he shares his assessment of the performance of the other executive officers with the Compensation Committee. Based on his assessments and the Company’s overall performance, our CEO makes recommendations to the Compensation Committee on any compensation decisions or changes for the other executive officers. The Compensation Committee considers the CEO’s recommendations, as well as data and analyses provided by the Compensation Committee’s independent consultant (and to a lesser extent, management), but retains full discretion to approve, or recommend for the independent members of the Board to approve, all executive compensation.

    EXECUTIVE OFFICERS & COMPENSATION

Competitive Benchmarking Against Peers

2015 Peer Group	2015 Peer Group

Associated Banc-Corp

BOK Financial Corp

City National Corp.*

Comerica Incorporated

Commerce Bancshares, Inc.

Cullen/Frost Bankers, Inc.

East West Bancorp, Inc.

FirstMerit Corporation

First Republic Bancorp

Huntington Bancshares

Investors Bancorp, Inc.

MB Financial, Inc.

Prosperity Bancshares, Inc.

Signature Bank

Umpqua Holdings Corporation

Webster Financial Corp.

Zions Bancorporation

Consistent with 2014, for 2015, the Compensation Committee benchmarked and compared our compensation and performance with our peer companies. Our 2015 Peer Group companies are companies that are similarly-sized, have certain business model similarities, and compete with us for our talent. (A list of our 17 peer group companies used for 2015 is set forth at the left.)

Annual Peer Group Review

The Compensation Committee, with its compensation consultant and management, reviews on at least an annual basis, the composition of the 2015 Peer Group. In determining the composition, the Compensation Committee considers various factors and characteristics including, but not limited to, market capitalization, asset size, assets under management, number of employees, business model and complexity of the platform, and performance on financial and market-based measures.

The 2015 Peer Group was updated from 2014 as follows: (i) added Comerica Incorporated, Huntington Bancshares and Zions Bancorporation, due to similar business models; and (ii) removed Bank of Hawaii Corporation, First Citizens Bancshares, Inc., PacWest Bancorp, TCF Financial Corporation, UMB Financial Corporation and Valley National Bancorp, due to their different business models and/or market focus.

It is important to note that in determining executive compensation, the Compensation Committee does not solely rely on comparative data from the 2015 Peer Group. Such comparative data provides helpful market information about our peer companies, but the Compensation Committee does not target any specific positioning or percentile, nor does it use a formulaic approach, in determining executive pay levels. The Compensation Committee also utilizes other resources, including published compensation surveys and proxy data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Compensation Committee does not place any particular weighting on any one factor.

*	Acquired during 2015; for performance benchmarking purposes, we replaced this company with the performance average of the applicable metric of the other peer companies at the end of 2015.

    EXECUTIVE OFFICERS & COMPENSATION

2015 Executive Compensation

Summary of 2015 Key Executive Compensation Components

	Component and Purpose	2015 Key Highlights
		General	CEO	Other NEOs
Short-Term Cash Compensation	Base Salary Provides ongoing fixed cash pay.	---	4.0% merit increase	5-7% merit increase, except for CFO who received 14.3% increase due to exceptional performance and span of responsibilities
Annual Cash Incentives Provides short-term (annual) performance-based cash incentive compensation opportunity under our ICP.

No material changes to funding methodology for 2015:

¡     2/3 of the pool based on ROE performance against our annual target ROE; and

¡    1/3 of the pool based on relative ROE performance against peer performance.

			Annual ICP target increased from 80% to 90% based on market benchmarking.	Annual ICP targets stayed at prior year’s level or was increased to 60% due to market benchmarking and internal parity.
		Based on the Company’s ROE performance above its annual target and its ranking against its peers, as well as the Company’s overall performance, 156% of the 2015 executive incentive pool was funded.	For 2015, actual CEO ICP was 150% of target payout.	For 2015, actual ICP received ranged from 148% to 182% of target payout.
Long-Term Equity Incentive Compensation	Performance-Based Restricted Stock Units (“PRSUs”) Provides incentives to motivate and retain executives and to reward for our performance relative to peers based on certain specific metrics.

PRSUs vest subject to

performance over a 3-year period based on (each 50% of the award): (i) the Company’s TSR performance relative to peers; and (ii) the Company’s ROE and Selected Fee Income performance.

2015 allocation (based on the total value of all equity awards) increased from 34% to 50%
	Stock Options Provides incentives for long-term creation of stockholder value over a four-year period.	All awards are subject to standard annual vesting over a four-year period	2015 allocation (based on the total value of all equity awards) decreased from 46% to 25%
	Restricted Stock Units (“RSUs”) Provides incentives for retention and long-term creation of stockholder value over a four-year period.		2015 allocation (based on the total value of all equity awards) increased from 20% to 25%

    EXECUTIVE OFFICERS & COMPENSATION

Elements of 2015 Compensation

Base Salary

We provide base salaries in order to provide executives with a reasonable level of fixed short-term compensation. Executive base salary levels are typically reviewed at least annually by the Compensation Committee and adjusted as appropriate, typically as merit increases, promotions or changes in responsibilities, or market adjustments. Base salaries are determined on an individual basis. When determining any base salary increases, the Compensation Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

In 2015, each NEO received merit increase adjustments to their base salaries based on individual performance, salary market positioning relative to peers, and internal parity, as appropriate. In particular, the salary increase for Mr. Descheneaux reflects: (i) his overall exceptional performance, and (ii) the increasing complexities under his span of responsibilities, including preparation for compliance of financial requirements applicable to large financial institutions with over $50 billion in total average assets.

NEO	Percentage Increase	2015 Annual Base Salary

Greg Becker	4.0%	$910,000

Michael Descheneaux	14.3	600,000

John China	6.7	480,000

Joan Parsons	6.7	480,000

Bruce Wallace	5.9	450,000

Annual Cash Incentives

Our executives participate in the Company’s Incentive Compensation Plan (“ICP”), an annual cash incentive plan that rewards performance against individual and Company objectives.

NEO	Annual ICP Target (% of Annual Base Salary)

Greg Becker	90%

Michael Descheneaux	60

John China	60

Joan Parsons	60

Bruce Wallace	60

Each executive participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. In 2015, annual ICP targets:

•	Increased from 80% to 90% for Mr. Becker; and
•	Increased from 50% to 60% for Messrs. Descheneaux and Wallace.

These adjustments were made in order to align targets with comparative peer and market compensation and to balance overall total target pay mix. In addition, the adjustments applicable to Messrs. Descheneaux and Wallace were made to maintain internal parity among the executive team, as applicable. No changes were made to targets for Mr. China or Ms. Parsons.

ICP Funding

Each year, the Compensation Committee establishes one or more metrics that it will use to measure Company performance for ICP funding purposes. Based on those metrics and overall Company performance, the Compensation Committee will also determine the extent to which the Company will fund the incentive pool.

For 2015, the Compensation Committee utilized the same methodology for funding the ICP as in 2014 in all material respects. The Compensation Committee continued to believe that return on equity (“ROE”) is an appropriate indicator of financial

    EXECUTIVE OFFICERS & COMPENSATION

performance that drives stockholder value, especially if performance is measured against the Company’s target objectives, as well as peer performance. Accordingly, the Compensation Committee continued to apply the following two performance metrics:

 ¡  ROE Against our Annual Target ROE (Two-Thirds (2/3) of Pool) - Two-thirds (2/3) of the total incentive pool is funded based on the Company’s performance relative to our Board-approved annual target ROE. The graph to the right illustrates the relationship in 2015 between: (i) achieved (but adjusted for the exclusions discussed below) ROE of 11.08% as a percentage of our annual target ROE (which was budgeted for 2015 at 9.53%), and (ii) the percentage of the target incentive pool accrued. There is a funding maximum of 200% of target (for achievement of 150% or over of our target ROE).

In addition, the Compensation Committee retains discretion to determine the extent to which the Company met its ICP performance target, including discretion to consider adjustments for certain out of the ordinary or non-recurring items. Adjustments are determined by the Compensation Committee, in consultation with the Audit Committee.

For 2015 and consistent with prior years, the Compensation Committee excluded 50% of the gains on non-marketable securities over budget (net of noncontrolling interests), since such gains are subject to market performance. In addition, for 2015, the Compensation Committee excluded certain immaterial gains attributable to an adjustment to foreign exchange losses recognized in 2014 relating to the sale of the Company’s India business.

 ¡  ROE Against Peer Group (One-Third (1/3) of Pool) - One third (1/3) of the total incentive pool is funded based on the Company’s ROE performance relative to the 2015 Peer Group. As illustrated in the graph to the right, there is no payout if our performance falls in certain bottom positions, and a payout maximum in the top three positions.

The Compensation Committee retains discretion to fund up to 50% of the target ICP pool for performance below the 90% threshold, if and when it believes that making partial ICP payments are in the Company’s interests. This pool is provisional and in no way does it represent a form of guaranteed incentive funding.

Our ranking is based on our full year 2015 ROE performance, compared to the ROE performance of our 2015 Peer Group from the fourth quarter 2014 through the third quarter 2015, due to the timing and availability of peer performance information.

For 2015, the Compensation Committee determined that: (i) 2/3 of the executive ICP pool would be funded at 132% of target, based on the Company’s ROE performance, as adjusted, after taking into account the adjustments as discussed above; and (ii) 1/3 of the executive ICP pool would be funded at 183% of target, based on the Company’s relative ROE performance, ranking in the fourth position (76th percentile) against the 2015 Peer Group. In addition to these two ROE metrics, the Compensation Committee took into consideration the overall strong performance of the Company and the executive team in 2015. In particular, they took into consideration: overall strong executive leadership as a team; exceptional annual financial performance, including, in particular, EPS and net income increases and strong financial growth in assets, loans and client fund balances; strong overall performance relative to peers; continued progress towards global growth; and continued focus on risk management. As a result, the Compensation Committee approved funding the overall executive ICP pool at 156% of total target.

    EXECUTIVE OFFICERS & COMPENSATION

2015 NEO ICP Awards

The Compensation Committee (or in the case of the CEO, the independent members of the Board) determines actual annual cash incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive. For 2015, each NEO was awarded the ICP amounts set forth in the table to the right.

NEO	2015 ICP Award
Greg Becker	$1,225,000
Michael Descheneaux	575,000
John China	525,000
Joan Parsons	425,000
Bruce Wallace	440,000

In determining such 2015 awards, the Board considered Mr. Becker’s performance assessment conducted by the independent members of the Board, and the Compensation Committee considered the performance assessments of each of the other NEOs as conducted by Mr. Becker, as well as input from the independent members of the Board.

In addition, the independent members of the Board (with respect to Mr. Becker) and the Compensation Committee (with respect to the other NEOs) considered a variety of factors that they believed to be relevant, including: (i) the performance of the respective areas of oversight of each NEO, and (ii) each NEO’s contributions to our business and financial results, execution of our 2015 corporate initiatives, and broader leadership within the organization. Specifically for Mr. Becker, certain factors considered included:

•	Strong 2015 profitability and financial performance:
¡	Annual EPS increase by 24.7%
¡	Annual net income available to common stockholders increase by 30.3%
•	Strong Company growth:
¡	Total average asset growth by 23.9%
¡	Total average loan balances (net of unearned income) increase by 28.3%
¡	Total average deposit and total client investment fund balance growth by 28.2% and 30.6%, respectively
¡	Continued growth in non-GAAP core fee income* of 26.8% (see Appendix A)
•	Growth in market share; 18% increase in net client count
•	Continued global growth
•	Continued focus on enterprise-wide risk management
•	Expansion and enhancement of executive leadership team

    EXECUTIVE OFFICERS & COMPENSATION

Long-Term Equity Incentives

The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders.

In 2015, the Compensation Committee continued to focus on long-term, sustainable performance and alignment with stockholder interests. Accordingly, based on its review of peer benchmarking comparisons, the committee continued its emphasis on long-term equity compensation, shifting more of the allocation of equity awards from stock options to PRSUs and to a lesser extent, RSUs. The Compensation Committee determined a target equity award total value for each NEO based on peer benchmarking comparisons, and granted a mix of performance-based and non-performance based equity awards based on the 2015 allocation as set forth to the left.

Stock Options and Restricted Stock Units (RSUs)

Stock options and restricted stock units (RSUs) are subject to annual vesting over a four-year period. The stock options have a maximum term of seven years. No additional performance-based criteria were established, as the increase in the value of these stock options, and the value of the RSUs, are inherently tied to the future performance of the Company’s Common Stock. 2015 stock option and RSU grants were made effective as of May 1, 2015.

Performance-based Restricted Stock Units (PRSUs)

Performance-based restricted stock units (PRSUs) are earned based on the achievement of certain performance conditions, as determined by the Compensation Committee. After the end of the specified performance period, the Compensation Committee will determine whether (and to what extent) the NEOs had earned the PRSUs, based on the Company’s Relative TSR, ROE and Selected Fee Income performance. The PRSUs are subject to a maximum total payout at 150% of target award. No payout is made if the Company ranks in the bottom five peer companies.

Similar to 2014, for 2015, PRSUs are subject to performance-based vesting over a three-year period (from 2015 through 2017). To the extent earned, PRSUs are subject to additional time-based vesting through January 30, 2018. 2015 PRSU grants were made effective as of March 30, 2015. Additionally for 2015, the Compensation Committee designed the PRSUs to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code by subjecting the awards to the following performance conditions:

 ¡  Relative TSR Against 2015 Peer Group (50% of Award). Fifty percent of the PRSU award is funded and earned (subject to time-based vesting) based on the Company’s TSR performance as ranked against the 2015 Peer Group (“Relative TSR”). The Compensation Committee may apply negative discretion to reduce the actual award, as it deems appropriate.

The Compensation Committee selected Relative TSR as a key PRSU performance metric because it correlates directly with the Company’s stock price performance and hence, is aligned with stockholder interests.

For 2015 only, the Company ranked in the 6th position (65th percentile) against the 2015 Peer Group.

    EXECUTIVE OFFICERS & COMPENSATION

¡	ROE Funding Threshold and Selected Fee Income Target (50% of Award).

•

The other fifty percent of the PRSU award is funded at a maximum 150% payout subject to the Company’s achievement of a three-year annual average ROE performance threshold of 5% or higher. (No funding below 5%.) The Compensation Committee may apply negative discretion to reduce the actual funding, as it deems appropriate.

•

If the ROE performance threshold is achieved and funding has been established, the Committee will, as it deems appropriate, determine the extent of the award earned based on the Company’s performance against the three-year annual average of its budgeted annual income from foreign exchange fees and credit card fees (“Selected Fee Income”). The budgeted income targets shall be specified in the Company’s overall annual budget as approved by the Board of Directors.

The Compensation Committee determined Selected Fee Income as an additional PRSU performance metric mainly due to the desire to diversify the Company’s sources of income, in particular, non-interest income. Our foreign exchange and credit card-based businesses are key parts of our business targeted for growth.

2015 represents the first year of a three-year performance period, hence none of the PRSUs granted in 2015 have been earned.

The Compensation Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under our equity incentive plan, the Compensation Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

Executive Benefits

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) and Employee Stock Ownership Plan, our qualified retirement and profit sharing plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) plan, SVB Financial Group does not provide any pension, excess retirement, or SERPs to our NEOs.

Under our 401(k) plan, our U.S. employees, including our NEOs, may make voluntary pre-tax and/or Roth post-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes a profit sharing component — the Employee Stock Ownership Plan (the “ESOP”). Under the ESOP, we may make discretionary annual contributions for U.S. employees, as determined by the Compensation Committee. ESOP

    EXECUTIVE OFFICERS & COMPENSATION

contributions may be in the form of cash, the Company’s Common Stock, or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

Similar to 2014, for 2015, the Compensation Committee established performance criteria based on the Company’s ROE, similar to the ICP, to fund the ESOP contribution, and set the funding level to a 2.5% (of eligible compensation) funding level based on target ROE performance, up to a maximum funding of 5%. Based on the Company’s 2015 above-target ROE performance, the Compensation Committee approved a contribution of 3.3% of eligible compensation in cash (50%) and the Company’s Common Stock (50%) for all eligible participants.

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to tax-defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our Deferred Compensation Plan (“DCP”), each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant which reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A. No NEOs participated in the DCP in 2015. Among the NEOs, only Mr. Becker holds a balance due to deferrals made under the plan in 2005.

Health and Welfare Benefits

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides medical, dental, life, accident, and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees.

Time Away From Work

Under our “time away from work” policy, U.S. exempt employees, including our NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt U.S. employees and other non-U.S. employees continue to accrue vacation benefits formulaically.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs. From time to time, on a limited or exception basis, we may provide other benefits that we believe are related to a business purpose or are customary outside of the U.S. that may otherwise be considered perquisites. We disclose those benefits as required by applicable rules.

Stock Option and Other Equity Practices

Grant Practices for Executive Officers

The Compensation Committee approved all equity grants in 2015 made to executive officers of the Company, except that the independent members of the Board approved equity grants made to the Chief Executive Officer. Except for awards that qualify as performance-based compensation under Section 162(m) of the Code (as defined below) which are awarded during the first quarter of the year, annual equity compensation grants to executives have typically been approved during the second quarter of the year. Grants are made effective during an open trading window pursuant to our Insider Trading Policy, with limited

    EXECUTIVE OFFICERS & COMPENSATION

exceptions. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and grants typically have an annual vesting period of four years, subject to continued employment or service. All 2015 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Compensation Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after such executive commences employment. This approach provides for the exercise price of stock options to reflect a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board. The Equity Awards Committee may not make equity grants to executives or any non-executive employee that reports directly to the Chief Executive Officer.

The Equity Awards Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options, stock appreciation rights, and restricted stock units made by the Equity Awards Committee must be made (or become effective) on the first Monday of the month following approval or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Equity Awards Committee approves grants on a quarterly basis, and must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Compensation Committee regarding all grants made by the Equity Awards Committee on a regular basis. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Compensation Committee or other authorized committee.

The Compensation Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approve.

Prohibitions Against Hedging

Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of the Company’s publicly-traded securities at any time. Additionally, we discourage, and have not permitted, any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

Compensation Recovery Policies

Except as noted below, our Compensation Committee has not yet adopted a policy with respect to whether we will make retroactive adjustments to any cash or equity based incentive compensation paid to our NEOs or other employees where the payment was based on the achievement of financial results that were subsequently revised. Our Compensation Committee intends to adopt a general compensation recovery policy after the SEC adopts final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In 2015, our Compensation Committee approved an amendment to our 2006 Equity Incentive Plan to provide that equity awards granted under the 2006 Equity Incentive Plan will be subject to the terms and conditions of any compensation recovery policy adopted by the Company and as may be in effect from time to time.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our deductibility of compensation paid to our CEO and each of the next three most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1,000,000, but excludes “performance-based compensation” from this limit. Our stock options, as well as beginning for the year 2015, our executives’ PRSU awards, qualify for this tax deductibility. However, in order to maintain flexibility and promote simplicity in the Compensation Committee’s administration of and oversight over executive compensation arrangements, other compensation arrangements, such as time-based restricted stock units that vest based solely on continued service and ICP payments, do not qualify for tax deductibility. This design allows the Compensation Committee to balance tax deductibility with other business priorities that affect stockholder value.

Compensation that qualify as “performance-based” under Section 162(m) are also reviewed and approved by an independent committee of the Board of Directors, comprised of Mr. Dunbar, our Board Chair, and Mr. Robinson, our Audit Committee Chair and member of the Compensation Committee.

    EXECUTIVE OFFICERS & COMPENSATION

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management.

The Compensation Committee is responsible for setting and periodically reviewing the guidelines. Guidelines for each executive position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. The current equity ownership guidelines applicable to executive officers are based on the value of the Company’s Common Stock as a percentage of annual base salary, as follows:

Stock Value as Percentage of Annual Base Salary
Chief Executive Officer	600%
Chief Credit Officer Chief Digital Officer Chief Financial Officer Chief Operations Officer Chief Risk Officer Head EMEA & President UK Branch Head of Relationship Banking Head of Specialty Banking	300%
Chief Information Officer Chief Marketing Officer General Counsel Head of Human Resources	200%

All executive officers have five years to attain the minimum level of ownership.

The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned: (1) shares actually held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock awards and restricted stock units (subject to either time-based or performance-based vesting). Neither vested nor unvested stock options count towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2015, all of our NEOs were in compliance with the applicable ownership guidelines.

    EXECUTIVE OFFICERS & COMPENSATION

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2013, 2014 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Stock Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($)(4)	Total ($)
Greg Becker,	2015	912,333	-	2,092,890	670,964	1,225,000		25,947 (5)	4,927,134
President and Chief	2014	869,167	-	1,175,470	1,070,211	935,000		22,924 (6)	4,072,772
Executive Officer	2013	835,613	-	1,336,868	867,018	925,000		22,389 (7)	3,986,888

Michael Descheneaux,	2015	592,885	-	837,104	268,394	575,000		22,508 (8)	2,295,891
Chief Financial Officer	2014	520,833	600	517,225	470,896	425,000		21,347 (9)	1,955,901
	2013	499,780	-	739,544	474,665	450,000		22,389 (10)	2,186,378

John China,	2015	479,308	-	456,520	146,366	525,000		24,383 (11)	1,631,577
Head of Relationship	2014	437,500	600	282,044	256,837	380,000		21,890 (12)	1,378,871
Banking	2013	373,113	-	412,438	235,961	1,072,500	(13)	22,389 (14)	2,116,401

Joan Parsons,	2015	479,308	-	456,520	146,366	425,000		23,680 (15)	1,530,874
Head of Specialty	2014	441,667	600	282,044	256,837	380,000		24,067 (16)	1,385,215
Banking	2013	399,780	-	405,327	257,910	350,000		22,389 (17)	1,435,406

Bruce Wallace,	2015	449,872	-	456,520	146,366	440,000		22,609 (18)	1,515,367
Chief Digital Officer	2014	420,833	600	282,044	256,837	260,000		21,455 (19)	1,241,769
	2013	398,113	-	398,216	257,910	350,000		22,389 (20)	1,426,628

(1)	Reflects the value of a cash gift card given to the executive in 2014.
(2)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-Based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year. The amounts disclosed under the “Stock Awards” column also include the fair value grants of certain performance-based restricted stock unit awards reported based on achievement at target level. Such awards are subject to a maximum of 150% of target level. For details of 2015 grants, see “Grants of Plan-Based Awards” below.

(3)	Includes: (a) ICP payments; and (b) for 2013, Mr. China’s one-time long term cash retention award.
(4)

In addition to the amounts discussed in the following footnotes, included in this column for 2015 are reimbursement payments of income taxes incurred by the NEOs on imputed income (“Imputed Income Tax Reimbursements”). For 2015, such imputed income was primarily associated with spousal travel and attendance to our business events where our NEOs’ spouses or significant others were invited, and expected, to attend.

(5)

Other compensation for Mr. Becker in 2015 is comprised of: (a) ESOP contribution of $8,745; (b) 401(k) Plan matching contribution (“401(k) Match”) of $13,250; and (c) Imputed Income Tax Reimbursement of $3,952.

(6)	Other compensation for Mr. Becker in 2014 includes: (a) ESOP contribution of $7,800; and (b) 401(k) Match of $13,000.
(7)	Other compensation for Mr. Becker in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) Match of $12,750.
(8)	Other compensation for Mr. Descheneaux in 2015 is comprised of: (a) ESOP contribution of $8,745; (b) 401(k) Match of $13,250; and (c) Imputed Income Tax Reimbursement of $513.
(9)	Other compensation for Mr. Descheneaux in 2014 includes: (a) ESOP contribution of $7,800; and (b) 401(k) Match of $13,000.
(10)	Other compensation for Mr. Descheneaux in 2013 is comprised of: (a) ESOP contribution of $9,639; (b) and 401(k) Match of $12,750.
(11)	Other compensation for Mr. China in 2015 is comprised of: (a) ESOP contribution of $8,745; (b) 401(k) Match of $13,250; and (c) Imputed Income Tax Reimbursement of $2,388.
(12)	Other compensation for Mr. China in 2014 includes: (a) ESOP contribution of $7,800; and (b) 401(k) Match of $13,000.
(13)	Non-equity incentive plan compensation for Mr. China in 2013 is comprised of: (a) one-time long term cash retention award of $597,500; and (b) ICP payment of $475,000.
(14)	Other compensation for Mr. China in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) Match of $12,750.
(15)	Other compensation for Ms. Parsons in 2015 is comprised of: (a) ESOP contribution of $8,745; (b) 401(k) Match of $13,250; and (c) Imputed Income Tax Reimbursement of $1,685.
(16)	Other compensation for Ms. Parsons in 2014 includes: (a) ESOP contribution of $7,800; and (b) 401(k) Match of $13,000.
(17)	Other compensation for Ms. Parsons in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) Match of $12,750.
(18)	Other compensation for Mr. Wallace in 2015 is comprised of: (a) ESOP contribution of $8,745; (b) 401(k) Match of $13,250; and (c) Imputed Income Tax Reimbursement of $614.
(19)	Other compensation for Mr. Wallace in 2014 includes: (a) ESOP contribution of $7,800; and (b) 401(k) Match of $13,000.
(20)	Other compensation for Mr. Wallace in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) Match of $12,750.

    EXECUTIVE OFFICERS & COMPENSATION

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including both equity awards and non-equity incentive awards under plans, made to our NEOs during the year ended December 31, 2015.

		Compensation Committee or Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Greg Becker	January 22, 2015	January 22, 2015	-	819,000	-	-	-	-	-	-	$-	$-
Greg Becker	March 30, 2015	March 27, 2015	-	-	-	5,500	11,000	16,500	-	-	-	1,395,680
Greg Becker	May 1, 2015	March 27, 2015	-	-	-	-	-	-	5,371	-	-	697,210
Greg Becker	May 1, 2015	March 27, 2015	-	-	-	-	-	-	-	16,237	129.81	670,964
Michael Descheneaux	January 22, 2015	January 22, 2015	-	360,000	-	-	-	-	-	-	-	-
Michael Descheneaux	March 30, 2015	March 19, 2015	-	-	-	2,200	4,400	6,600	-	-	-	558,272
Michael Descheneaux	May 1, 2015	March 19, 2015	-	-	-	-	-	-	2,148	-	-	278,832
Michael Descheneaux	May 1, 2015	March 19, 2015	-	-	-	-	-	-	-	6,495	129.81	268,394
John China	January 22, 2015	January 22, 2015	-	288,000	-	-	-	-	-	-	-	-
John China	March 30, 2015	March 19, 2015	-	-	-	1,200	2,400	3,600	-	-	-	304,512
John China	May 1, 2015	March 19, 2015	-	-	-	-	-	-	1,171	-	-	152,008
John China	May 1, 2015	March 19, 2015	-	-	-	-	-	-	-	3,542	129.81	146,366
Joan Parsons	January 22, 2015	January 22, 2015	-	288,000	-	-	-	-	-	-	-	-
Joan Parsons	March 30, 2015	March 19, 2015	-	-	-	1,200	2,400	3,600	-	-	-	304,512
Joan Parsons	May 1, 2015	March 19, 2015	-	-	-	-	-	-	1,171	-	-	152,008
Joan Parsons	May 1, 2015	March 19, 2015	-	-	-	-	-	-	-	3,542	129.81	146,366
Bruce Wallace	January 22, 2015	January 22, 2015	-	270,000	-	-	-	-	-	-	-	-
Bruce Wallace	March 30, 2015	March 19, 2015	-	-	-	1,200	2,400	3,600	-	-	-	304,512
Bruce Wallace	May 1, 2015	March 19, 2015	-	-	-	-	-	-	1,171	-	-	152,008
Bruce Wallace	May 1, 2015	March 19, 2015	-	-	-	-	-	-	-	3,542	129.81	146,366

(1)	The ICP amounts represent target levels; there are no individual threshold or maximum amounts.
(2)

For the performance-based restricted stock unit grants to the NEOs made in 2015, the performance achievement will be determined as of December 31, 2017 for the 2015-2017 performance period based upon the performance criteria presented under “Compensation Discussion and Analysis-Equity Incentives” above.

(3)	The stock awards reported above reflect restricted stock unit awards granted to each NEO.
(4)	The exercise price of the stock option awards is reported in the table.
(5)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Amounts shown represent the grant date fair values of awards of stock options and stock awards granted in the fiscal year indicated which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation (“ASC Topic 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Stockholders’ Equity” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted shares) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2015, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Greg Becker	42,962	$3,102,893	39,758	$4,980,320
Michael Descheneaux	17,767	1,286,517	11,444	1,406,322
John China	2,064	158,381	5,679	694,038
Joan Parsons	-	-	6,342	779,882
Bruce Wallace	8,836	548,706	6,042	741,358

    EXECUTIVE OFFICERS & COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2015. The exercise price for each of the stock option grants reported below is equal to the closing market price on the grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the tables below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 31, 2015, which was $118.90 per share.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	13,894	-		-	$60.37	April 27, 2018	-	-	1,300	(5)	$154,570
	12,486	7,025	(1)	-	64.37	May 1, 2019	-	-	4,400	(6)	523,160
	13,028	15,800	(2)	-	71.11	April 30, 2020	-	-	3,024	(7)	359,554
	6,086	18,257	(3)	-	107.98	April 29, 2021	-	-	5,371	(8)	638,612
	-	16,237	(4)	-	129.81	May 1, 2022	-	-	10,281	(9)	1,222,411
							-	-	16,500	(10)	1,961,850

(1)	7,025 options scheduled to vest on May 1, 2016.
(2)	7,900 options scheduled to vest on April 30, 2016 and 7,900 options scheduled to vest on April 30, 2017.
(3)	6,086 options scheduled to vest on April 29, 2016; 6,086 options scheduled to vest on April 29, 2017; and 6,085 options scheduled to vest on April 29, 2018.
(4)	4,060 options scheduled to vest on May 1, 2016; 4,059 options scheduled to vest on May 1, 2017; 4,059 options scheduled to vest on May 1, 2018; and 4,059 options scheduled to vest on May 1, 2019.
(5)	1,300 restricted stock units scheduled to vest on May 1, 2016.
(6)	2,200 restricted stock units scheduled to vest on April 30, 2016 and 2,200 restricted stock units scheduled to vest on April 30, 2017.
(7)

1,008 restricted stock units scheduled to vest on April 29, 2016; 1,008 restricted stock units scheduled to vest on April 29, 2017; and 1,008 restricted stock units scheduled to vest on April 29, 2018.

(8)

1,343 restricted stock units scheduled to vest on May 1, 2016; 1,343 restricted stock units scheduled to vest on May 1, 2017; 1,343 restricted stock units scheduled to vest on May 1, 2018; and 1,342 restricted stock units scheduled to vest on May 1, 2019.

(9)	10,281 performance-based restricted stock units scheduled to vest on January 30, 2017 (maximum of 150% of target).
(10)	16,500 performance-based restricted stock units scheduled to vest on January 30, 2018 (maximum of 150% of target).

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Michael Descheneaux	2,500	-		-	$45.19	July 27, 2017	-	-	775	(5)	$92,148
	8,000	-		-	60.37	April 27, 2018	-	-	2,450	(6)	291,305
	9,050	4,350	(1)	-	64.37	May 1, 2019	-	-	1,330	(7)	158,137
	6,650	8,650	(2)	-	71.11	April 30, 2020	-	-	2,148	(8)	255,397
	2,678	8,033	(3)	-	107.98	April 29, 2021	-	-	4,524	(9)	537,904
	-	6,495	(4)	-	129.81	May 1, 2022	-	-	6,600	(10)	784,740

(1)	4,350 options scheduled to vest on May 1, 2016.
(2)	4,325 options scheduled to vest on April 30, 2016 and 4,325 options scheduled to vest on April 30, 2017.
(3)	2,678 options scheduled to vest on April 29, 2016; 2,678 options scheduled to vest on April 29, 2017; and 2,677 options scheduled to vest on April 29, 2018.
(4)	1,624 options scheduled to vest on May 1, 2016; 1,624 options scheduled to vest on May 1, 2017; 1,624 options scheduled to vest on May 1, 2018; and 1,623 options scheduled to vest on May 1, 2019.
(5)	775 restricted stock units scheduled to vest on May 1, 2016.
(6)	1,225 restricted stock units scheduled to vest on April 30, 2016 and 1,225 restricted stock units scheduled to vest on April 30, 2017.
(7)	444 restricted stock units scheduled to vest on April 29, 2016; 443 restricted stock units scheduled to vest on April 29, 2017; and 443 restricted stock units scheduled to vest on April 29, 2018.
(8)

537 restricted stock units scheduled to vest on May 1, 2016; 537 restricted stock units scheduled to vest on May 1, 2017; 537 restricted stock units scheduled to vest on May 1, 2018; and 537 restricted stock units scheduled to vest on May 1, 2019.

(9)	4,524 performance-based restricted stock units scheduled to vest on January 30, 2017 (maximum of 150% of target).
(10)	6,600 performance-based restricted stock units scheduled to vest on January 30, 2018 (maximum of 150% of target).

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
John China	3,704	-		-	$19.48	April 28, 2016	-	-	300	(5)	$35,670
	2,500	-		-	49.18	April 30, 2017	-	-	1,550	(6)	184,295
	2,520	-		-	54.88	January 3, 2018	-	-	725	(7)	86,203
	4,950	1,650	(1)	-	64.37	May 1, 2019	-	-	1,171	(8)	139,232
	4,300	4,300	(2)	-	71.11	April 30, 2020	-	-	2,467	(9)	293,326
	1,461	4,381	(3)	-	107.98	April 29, 2021	-	-	3,600	(10)	428,040
	-	3,542	(4)	-	129.81	May 1, 2022

(1)	1,650 options scheduled to vest on May 1, 2016.
(2)	2,150 options scheduled to vest on April 30, 2016 and 2,150 options scheduled to vest on April 30, 2017.
(3)	1,461 options scheduled to vest on April 29, 2016; 1,460 options scheduled to vest on April 29, 2017; and 1,460 options scheduled to vest on April 29, 2018.
(4)	886 options scheduled to vest on May 1, 2016; 886 options scheduled to vest on May 1, 2017; 885 options scheduled to vest on May 1, 2018; and 885 options scheduled to vest on May 1, 2019.
(5)	300 restricted stock units scheduled to vest on May 1, 2016.
(6)	775 restricted stock units scheduled to vest on April 30, 2016 and 775 restricted stock units scheduled to vest on April 30, 2017.
(7)	242 restricted stock units scheduled to vest on April 29, 2016; 242 restricted stock units scheduled to vest on April 29, 2017; and 241 restricted stock units scheduled to vest on April 29, 2018.
(8)

293 restricted stock units scheduled to vest on May 1, 2016; 293 restricted stock units scheduled to vest on May 1, 2017; 293 restricted stock units scheduled to vest on May 1, 2018; and 292 restricted stock units scheduled to vest on May 1, 2019.

(9)	2,467 performance-based restricted stock units scheduled to vest on January 30, 2017 (maximum of 150% of target).
(10)	3,600 performance-based restricted stock units scheduled to vest on January 30, 2018 (maximum of 150% of target).

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Joan Parsons	171	-		-	$43.53	October 26, 2017	-	-	425	(5)	$50,533
	1,750	-		-	60.37	April 27, 2018	-	-	1,350	(6)	160,515
	2,300	2,300	(1)	-	64.37	May 1, 2019	-	-	725	(7)	86,203
	2,350	4,700	(2)	-	71.11	April 30, 2020	-	-	1,171	(8)	139,232
	1,461	4,381	(3)	-	107.98	April 29, 2021	-	-	2,467	(9)	293,326
	-	3,542	(4)	-	129.81	May 1, 2022	-	-	3,600	(10)	428,040

(1)	2,300 options scheduled to vest on May 1, 2016.
(2)	2,350 options scheduled to vest on April 30, 2016 and 2,350 options scheduled to vest on April 30, 2017.
(3)	1,461 options scheduled to vest on April 29, 2016; 1,460 options scheduled to vest on April 29, 2017; and 1,460 options scheduled to vest on April 29, 2018.
(4)	886 options scheduled to vest on May 1, 2016; 886 options scheduled to vest on May 1, 2017; 885 options scheduled to vest on May 1, 2018; and 885 options scheduled to vest on May 1, 2019.
(5)	425 restricted stock units scheduled to vest on May 1, 2016.
(6)	675 restricted stock units scheduled to vest on April 30, 2016 and 675 restricted stock units scheduled to vest on April 30, 2017.
(7)	242 restricted stock units scheduled to vest on April 29, 2016; 242 restricted stock units scheduled to vest on April 29, 2017; and 241 restricted stock units scheduled to vest on April 29, 2018.
(8)

293 restricted stock units scheduled to vest on May 1, 2016; 293 restricted stock units scheduled to vest on May 1, 2017; 293 restricted stock units scheduled to vest on May 1, 2018; and 292 restricted stock units scheduled to vest on May 1, 2019.

(9)	2,467 performance-based restricted stock units scheduled to vest on January 30, 2017 (maximum of 150% of target).
(10)	3,600 performance-based restricted stock units scheduled to vest on January 30, 2018 (maximum of 150% of target).

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Bruce Wallace	2,250	2,250	(1)	-	$64.37	May 1, 2019	-	-	400	(5)	$47,560
	-	4,700	(2)	-	71.11	April 30, 2020	-	-	1,300	(6)	154,570
	-	4,381	(3)	-	107.98	April 29, 2021	-	-	725	(7)	86,203
	-	3,542	(4)	-	129.81	May 1, 2022	-	-	1,171	(8)	139,232
							-	-	2,467	(9)	293,326
							-	-	3,600	(10)	428,040

(1)	2,250 options scheduled to vest on May 1, 2016.
(2)	2,350 options scheduled to vest on April 30, 2016 and 2,350 options scheduled to vest on April 30, 2017.
(3)	1,461 options scheduled to vest on April 29, 2016; 1,460 options scheduled to vest on April 29, 2017; and 1,460 options scheduled to vest on April 29, 2018.
(4)	886 options scheduled to vest on May 1, 2016; 886 options scheduled to vest on May 1, 2017; 885 options scheduled to vest on May 1, 2018; and 885 options scheduled to vest on May 1, 2019.
(5)	400 restricted stock units scheduled to vest on May 1, 2016.
(6)	650 restricted stock units scheduled to vest on April 30, 2016 and 650 restricted stock units scheduled to vest on April 30, 2017.
(7)	242 restricted stock units scheduled to vest on April 29, 2016; 242 restricted stock units scheduled to vest on April 29, 2017; and 241 restricted stock units scheduled to vest on April 29, 2018.
(8)

293 restricted stock units scheduled to vest on May 1, 2016; 293 restricted stock units scheduled to vest on May 1, 2017; 293 restricted stock units scheduled to vest on May 1, 2018; and 292 restricted stock units scheduled to vest on May 1, 2019.

(9)	2,467 performance-based restricted stock units scheduled to vest on January 30, 2017 (maximum of 150% of target).
(10)	3,600 performance-based restricted stock units scheduled to vest on January 30, 2018 (maximum of 150% of target).

Pension Benefits

We do not maintain any defined benefit pension plans in which any of our executive officers participate.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. There were no above-market or preferential earnings on any compensation that was deferred. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2015
Greg Becker (1)	-	-	($1,131)	-	$171,890
Michael Descheneaux	-	-	-	-	-
John China	-	-	-	-	-
Joan Parsons	-	-	-	-	-
Bruce Wallace	-	-	-	-	-

(1)

Mr. Becker participated in the Deferred Compensation Plan in 2005. No additional contributions were made during 2015. The amounts in the above table are not required to be and are not reflected in the Summary Compensation Table above.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Plan

Our Change in Control Plan, adopted in 2006, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated or they resign from such employment for a “good reason” following a change in control of the Company. (Generally under the plan, “good reason” is defined as the occurrence of any of the following events without the covered employee’s written consent: (i) material, involuntary reduction in responsibilities, authorities or functions, except in connection with a termination of employment for death, disability, retirement, fraud, misappropriation, embezzlement and other exclusions; (ii) a material reduction in base salary; (iii) a reduction in total compensation to less than 85% of the

    EXECUTIVE OFFICERS & COMPENSATION

amount provided for the last full calendar year; or (iv) a relocation of more than fifty (50) miles.) We adopted this plan in order to ensure that its executives remain incented to consider and, where determined by the Board or stockholders, as appropriate, to be in our best interests, to act diligently to promote a change in the control of the Company. The plan does not provide for any 280G excise tax gross-up provisions.

We did not make any amendments or changes to the plan in 2015.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for the Chief Financial Officer, the Bank’s President and the Chief Strategy Officer, and 100% of base salary and target ICP incentive for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans, and certain outplacement services.

The circumstances that constitute a “Change in Control” are set forth in the Change in Control Plan. Generally speaking, a Change in Control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own fifty percent (50%) or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Specifically, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with us or our affiliates, or any of our customers or our affiliates, for 18 months with respect to the chief executive officer, 12 months for the chief financial officer, the Bank’s president and chief strategy officer, and six months for other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit or otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this Plan are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Group Severance Benefit Policy.

SVB Financial Group Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring, or such other circumstances as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify its workforce and structure while providing a reasonable level of certainty and job security to our employees. The policy covers all regular full-time or regular part-time employees, including the NEOs.

The policy provides for a cash severance payment based on level of job. For NEOs, this benefit is equal to 6 weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of 6 months’ pay and a maximum benefit of 1 year’s pay. In addition, under the policy we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pays for certain designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this Policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plans. In addition, effective as of January 7, 2015, we amended the equity awards agreements under the plan to provide for certain vesting of outstanding awards upon the termination of a participant’s employment due to death or disability as follows: (i) full vesting of any outstanding stock option awards, restricted stock unit awards subject to time-based vesting, restricted stock awards and stock appreciation rights awards; and (ii) pro-rated vesting for any outstanding restricted stock unit awards subject to performance conditions based on the level of achievement of the applicable performance conditions as of the date of termination. These changes apply to all outstanding awards on a retrospective basis, as well as to any new grants made under the applicable amended form of award agreement on a prospective basis.

    EXECUTIVE OFFICERS & COMPENSATION

Payments Upon Termination Of Employment

The following tables summarize the payments which would be payable to our NEOs, as of December 31, 2015, in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination after a change in control, death and disability.

	GREG BECKER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in-Control (2)	Death	Disability
Cash severance pay	$-	$-	$910,000	$5,187,000	$-	$-
Market value of vested, exercisable stock options (3)	2,183,145	-	2,183,145	2,183,145	2,183,145	2,183,145
Market value of unvested stock options which would vest (4)	-	-	-	1,337,522	1,337,522	1,337,522
Market value of unvested restricted stock which would vest (4)	-	-	-	3,798,737 (5)	2,654,205 (6)	2,654,205 (6)
Company-paid health benefits	-	-	13,243	17,652	-	-
Accelerated retirement plan vesting	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	20,000	20,000	-	-
Deferred Compensation Plan balance payable (7)	171,890	171,890	171,890	171,890	171,890	171,890

TOTAL	$2,355,035	$171,890	$3,298,278	$12,715,946	$6,346,762	$6,346,762

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $1,675,896 and (b) the market value of performance-based restricted stock unit awards of $2,122,841 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $1,675,896 and (b) the market value of performance-based restricted stock unit awards of $978,309 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(7)

Deferred Compensation Plan balance for Mr. Becker reflects account balance as of December 31, 2015. Mr. Becker is entitled to receive his account balance under each of the termination scenarios, to be paid in accordance with the plan and Mr. Becker’s payment election.

    EXECUTIVE OFFICERS & COMPENSATION

	MICHAEL DESCHENEAUX, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$600,000	$1,920,000		$-		$-
Market value of vested, exercisable stock options (3)	1,493,059	-	1,493,059	1,493,059		1,493,059		1,493,059
Market value of unvested stock options which would vest (4)	-	-	-	738,309		738,309		738,309
Market value of unvested restricted stock which would vest (4)	-	-	-	1,678,749	(5)	1,209,927	(6)	1,209,927	(6)
Company-paid health benefits	-	-	20,613	26,671		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$1,493,059	$-	$2,121,172	$5,864,288		$3,441,295		$3,441,295

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $796,987 and (b) the market value of performance-based restricted stock unit awards of $881,762 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $796,987 and (b) the market value of performance-based restricted stock unit awards of $412,940 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	JOHN CHINA, HEAD OF RELATIONSHIP BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$480,000	$768,000		$-		$-
Market value of vested, exercisable stock options (3)	1,195,257	-	1,195,257	1,195,257		1,195,257		1,195,257
Market value of unvested stock options which would vest (4)	-	-	-	343,312		343,312		343,312
Market value of unvested restricted stock which would vest (4)	-	-	-	926,350	(5)	670,596	(6)	670,596	(6)
Company-paid health benefits	-	-	20,613	26,671		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$1,195,257	$-	$1,703,370	$3,267,090		$2,209,165		$2,209,165

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $445,399 and (b) the market value of performance-based restricted stock unit awards of $480,951 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $445,399 and (b) the market value of performance-based restricted stock unit awards of $225,197 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

    EXECUTIVE OFFICERS & COMPENSATION

	JOAN PARSONS, HEAD OF SPECIALTY BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$480,000	$768,000		$-		$-
Market value of vested, exercisable stock options (3)	368,995	-	368,995	368,995		368,995		368,995
Market value of unvested stock options which would vest (4)	-	-	-	397,873		397,873		397,873
Market value of unvested restricted stock which would vest (4)	-	-	-	917,433	(5)	661,679	(6)	661,679	(6)
Company-paid health benefits	-	-	20,613	26,671		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$368,995	$-	$877,108	$2,486,472		$1,428,547		$1,428,547

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $436,482 and (b) the market value of performance-based restricted stock unit awards of $480,951 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $436,482 and (b) the market value of performance-based restricted stock unit awards of $225,197 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	BRUCE WALLACE, CHIEF DIGITAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$402,866	$720,000		$-		$-
Market value of vested, exercisable stock options (3)	122,693	-	122,693	122,693		122,693		122,693
Market value of unvested stock options which would vest (4)	-	-	-	395,146		395,146		395,146
Market value of unvested restricted stock which would vest (4)	-	-	-	908,515	(5)	652,761	(6)	652,761	(6)
Company-paid health benefits	-	-	14,129	20,363		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$122,693	$-	$547,188	$2,174,217		$1,170,600		$1,170,600

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $118.90 per share (the closing share price as of December 31, 2015).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $427,564 and (b) the market value of performance-based restricted stock unit awards of $480,951 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $427,564 and (b) the market value of performance-based restricted stock unit awards of $225,197 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2015 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

    EXECUTIVE OFFICERS & COMPENSATION

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors and director nominees, (ii) each of the executive officers named in the “Summary Compensation Table” above, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	15,262	*	%
David Clapper (1)	14,706	*
Roger Dunbar (2)	15,605	*
Joel Friedman (1)	19,706	*
Lata Krishnan (3)	12,056	*
Jeffrey Maggioncalda (1)	4,701	*
Mary Miller (1)	1,737	*
Kate Mitchell (3)	7,949	*
John Robinson (1)	5,471	*
Garen Staglin (1)	11,406	*
Greg Becker (4)	96,461	*
Michael Descheneaux (5)	42,010	*
John China (6)	32,841	*
Joan Parsons (7)	34,656	*
Bruce Wallace (8)	12,400	*
All directors, director nominees and executive officers as a group (23 persons) (9)	401,249	*

*	Represents beneficial ownership of less than 1%.
(1)	Includes 737 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.
(2)	Includes 1,474 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.
(3)	Does not include 737 shares underlying restricted stock units, receipt of which the director has elected to defer.
(4)	Includes 45,494 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(5)	Includes 28,878 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(6)	Includes 19,435 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(7)	Includes 8,032 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(8)	Includes 2,250 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(9)	Includes 132,861 shares which may be acquired pursuant to the release of restricted stock units or the exercise of stock options within 60 days of the Record Date.

    SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2015 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 51,610,226 shares outstanding as of December 31, 2015. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10055	3,837,003	7.43%

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	3,544,825	6.87%

(1)

Information is based on figures set forth in a Schedule 13G/A filed by BlackRock, Inc., on January 27, 2016. According to such 13G/A, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 3,659,804 shares and sole dispositive power with respect to 3,837,003 shares.

(2)

Information is based on figures set forth in a Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 10, 2016. According to such 13G/A, of the total shares reported, Vanguard Group, an investment advisor, has sole voting power with respect to 37,545 shares and sole dispositive power with respect to 3,507,880 shares.

    SECURITY OWNERSHIP INFORMATION

Proposal No. 2

APPROVAL OF AN AMENDMENT TO THE 1999 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors Recommends a Vote “For” the Approval of an Amendment to the 1999 Employee Stock Purchase Plan

EXECUTIVE SUMMARY OF PROPOSAL AND SELECTED PLAN AND FINANCIAL INFORMATION
Summary of Proposal:	We are proposing to increase the share reserve of our 1999 Employee Stock Purchase Plan, as amended by 1,500,000 shares of our Common Stock.
Number of Shares Available for Issuance:	425,728 (as of January 1, 2016, not including the proposed 1,500,000 share increase)
Number of Total Shares of Common Stock Outstanding:	51,610,226 (as of December 31, 2015)
Percentage of Total Available Shares (Including Proposed Increase) of Total Outstanding Shares (as of December 31, 2015):	3.7%
Number of Shares Purchased under Purchase Plan in last three years:	2015: 140,471 shares	2014: 130,110 shares	2013: 176,416 shares
Certain Purchase Plan Features (as further described below or in the Purchase Plan):

•    Broad-based Eligibility. Generally, employees with at least twenty (20) hours per week and more than five (5) months in a calendar year are eligible to participate in the Purchase Plan.

•    5% Limit. Purchase Plan participants are subject to a limit of 5% or more beneficial ownership in the Company.

•    15% Purchase Price Discount Limit. The purchase price for shares may not be lower than eighty-five percent (85%) of the fair market value of the Common Stock.

•    Limit on Offering Period Term. No offering period can exceed twenty-seven (27) months under the plan. Our typical offering period is six months.

The stockholders are being asked to approve an amendment to the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”). A total of 3,000,000 shares of our Common Stock are currently authorized for sale under the Purchase Plan. The Purchase Plan is a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees and is one of the primary programs through which our employees may achieve ownership in the Company and thereby share in the success of our Company. Therefore, the Board has approved an amendment to the Purchase Plan to increase the number of the Company’s Common Stock available for sale under the Purchase Plan by 1,500,000 shares to a total of 4,500,000 (as adjusted for stock splits) shares, subject to stockholder approval at the Meeting. The Purchase Plan is not being amended in any other material respect.

Background for Request

As of December 31, 2015 which is the last day of the most recently completed offering, there were 1,303 employees participating in the offering then in progress under the Purchase Plan and these employees purchased approximately 47,232 shares of our Common Stock (with an approximate value of $5,615,885 on the date of purchase) at a purchase price of $101.07 per share.

As of February 23, 2016, without giving effect to the proposed amendment, a total of 425,728 shares were available for sale under the Purchase Plan. If stockholders approve this proposal, the total number of shares authorized and reserved for sale under the Purchase Plan will be 4,500,000. Since adoption, approximately 2,574,272 shares have been issued under the Purchase Plan. Based on current forecasts, current stock price levels, and estimated participation rates, if the increase subject to this proposal is not approved, it is anticipated that the Purchase Plan will run out of available shares after the year 2017. The requested increase of 1,500,000 shares represents approximately 2.9% of the Company’s outstanding shares as of December 31, 2015.

    OTHER PROXY PROPOSALS

In considering its recommendation to amend the Purchase Plan to reserve an additional 1,500,000 shares available for sale thereunder, the Board considered the historical number of shares of Company Common Stock purchased under the Purchase Plan in the past three years. In fiscal years 2013, 2014 and 2015, the number of shares purchased under the Purchase Plan was 176,416 shares, 130,110 shares and 140,471 shares, respectively. Although the Board considered the historical number of purchased shares when considering its recommendation, the actual number of shares that will be purchased under the Purchase Plan in any given year will depend on a number of factors, including the number of participants, the participant’s participation rates and the Company’s stock price. Based on participation in the most recently completed fiscal year and current stock price levels, an additional 1,500,000 shares is expected to meet the Company’s needs for at least four years, but the actual number of shares that will be purchased under the Purchase Plan will depend on the factors listed above.

Summary of the Company 1999 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix B.

General

The Purchase Plan originally was adopted by the Board in January 1999, originally was approved by our stockholders in April 1999 and was most recently approved by our stockholders on April 22, 2010. The Board, through its Compensation Committee, approved the amendment to increase the number of the Company’s Common Stock available for sale under the Purchase Plan by 1,500,000 shares on February 9, 2016, subject to and effective upon, stockholder approval at the Meeting. The purpose of the Purchase Plan is to provide a means by which employees of the Company and its designated affiliates may be given an opportunity to purchase Common Stock of the Company.

Shares Available for Issuance

If our stockholders approve this proposal, a total of 4,500,000 (as adjusted for stock splits) shares of our Common Stock will be subject to the Purchase Plan. As of February 23, 2016, after giving effect to the proposed amendment, a total of 1,925,728 shares would be actually available for sale under the Purchase Plan.

Administration

The Board administers the Purchase Plan unless and until the Board delegates administration to a committee appointed by the Board (in either case, the “Administrator”). Whether or not the Board has delegated administration, the Board has the final power to determine all questions of policy and expediency that may arise in the administration of the Purchase Plan. The Administrator has the power to construe and interpret the Purchase Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Purchase Plan, in a manner and to the extent it deems necessary or expedient to make the Purchase Plan fully effective. The Administrator may amend or terminate the Purchase Plan, subject to the Purchase Plan’s provisions. Generally, the Administrator may exercise such powers and perform such acts it deems necessary or expedient to promote the best interests of the Company and its affiliates and to carry out the intent that the Purchase Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Any interpretation of the Purchase Plan by the Administrator of any decision made by it under the Purchase Plan is final and binding on all persons.

Eligibility

Employees of the Company and its designated affiliates whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year are eligible to participate in the Purchase Plan; except that no employee will be granted an option under the Purchase Plan to the extent that, immediately after the grant, such employee would own five percent (5%) or more of the total combined voting power or value of all classes of the Company’s stock or the stock of any parent or subsidiary. The Administrator may require that an employee be in the employ of the Company or any affiliate for a continuous period of time preceding the grant of a right, but in no event will the required period of continuous employment be greater than two (2) years. Officers of the Company and any designated subsidiary who otherwise satisfy the eligibility requirements are eligible to participate in the Purchase Plan; provided, however, that the Administrator may provide that certain employees who are highly compensated employees within the meaning of Code Section 414(q) with compensation above a certain level or who is an officer or subject to the disclosure requirements under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, will not be eligible to participate in the Purchase Plan. The Administrator has the authority to adjust eligibility requirements consistent with the terms of the Purchase Plan.

    OTHER PROXY PROPOSALS

Notwithstanding the foregoing, no employee will be granted a right to purchase stock under all of the Company’s employee stock purchase plans that accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such right is granted) for each calendar year in which such rights are outstanding at any time. Subject to the limit in the previous sentence, the maximum aggregate number of shares that a participant may purchase during an offering is 3,000 shares.

As of February 23, 2016, approximately 2,050 employees, including all five of our named executive officers, were eligible to participate in the Purchase Plan. Non-employee members of the Board are not eligible to participate in the Purchase Plan.

Offerings

The Purchase Plan is implemented by offerings of rights to eligible employees. Each offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate, which will comply with Code Section 423(b)(5) that all employees granted rights to purchase stock in an offering will have the same rights and privileges. The provisions of separate offerings need not be identical. The Administrator will determine the duration of an offering period, provided that no offering period can exceed twenty-seven (27) months.

If an employee has more than one (1) right outstanding under the Purchase Plan, unless he or she indicates otherwise, a right with a lower exercise price (or an earlier-granted right if two (2) rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right if two (2) rights have identical exercise prices) will be exercised.

Contributions

An eligible employee may become a participant in the Purchase Plan pursuant to an offering by delivering an enrollment agreement to the Company within the time period specified in the offering, in such form as the Company provides. Employees may authorize payroll deductions of up to 15% (the actual percentage to be determined by the Administrator) of such employee’s earnings during the offering.

Purchase Price

The purchase price for shares is the lesser of: (i) eighty-five percent (85%) of the fair market value of the Common Stock on the first date of the offering, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the purchase date.

Payment of Purchase Price

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of whole shares of Company Common Stock, up to the maximum number of shares permitted under the Purchase Plan and a given purchase period. No fractional shares will be issued.

Withdrawal

At any time during an offering, a participant may terminate his or her contributions under the Purchase Plan and withdraw from the offering by delivering to the Company a notice of withdrawal in such form as the Company provides. The withdrawal may be elected at any time prior to the end of the offering except as provided by the Administrator. Once a participant withdraws from an offering, the Company will distribute to the participant all of his or her accumulated contributions under the offering, without interest, and the participant’s interest in that offering will be automatically terminated. A participant’s withdrawal from an offering will have no effect upon his or her eligibility to participate in any other offerings under the Purchase Plan, but the participant will be required to deliver a new enrollment agreement in order to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Rights granted under the Purchase Plan terminate immediately upon cessation of a participant’s employment with the Company and any designated affiliate for any reason. Once a participant’s employment is terminated, the Company will distribute to such terminated employee all of his or her accumulated contributions under the offering without interest.

Adjustments upon Changes in Capitalization, Dissolution or Liquidation, or Change of Control

Changes in Capitalization. If any change is made in the stock subject to the Purchase Plan, or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Purchase Plan and outstanding rights will be appropriately adjusted in the classes and maximum number of shares subject to the Purchase Plan and the classes and number of

    OTHER PROXY PROPOSALS

shares and price per share of stock subject to outstanding rights. Such adjustments will be made by the Administrator, whose determination will be final, binding and conclusive. The conversion of any convertible securities of the Company will not be treated as a transaction not involving the receipt of consideration by the Company.

Dissolution, Liquidation, or Change in Control. In the event of the Company’s dissolution or liquidation or certain change in control transactions set forth in the Purchase Plan, then the Administrator in its sole discretion may take any of the following actions: (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Purchase Plan, (ii) such rights may continue in full force and effect, or (iii) all participants’ accumulated contributions may be used to purchase the Company’s Common Stock immediately prior to or within a reasonable period of time following the dissolution, liquidation or transaction, and the participants’ rights under the ongoing offering terminated.

Amendment and Termination of the Purchase Plan

Amendment. The Administrator may, at any time and from time to time, amend the Purchase Plan or the terms of one or more offerings. Certain amendments will not be effective unless stockholder approval is obtained within twelve (12) months before or after the amendment, including increasing the number of shares reserved under the Purchase Plan, modifying the eligibility provisions, and other modifications which require stockholder approval under Code Section 423 or Rule 16b-3. The Administrator may amend the Purchase Plan or an offering in any respect the Administrator deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Purchase Plan and/or rights granted under an offering into compliance therewith. Amendments generally may not adversely affect any rights and obligations granted before the amendment, except with the consent of the affected participant, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Purchase Plan and/or rights granted under an offering comply with the requirements of Section 423 of the Code.

Termination. The Administrator in its discretion may suspend or terminate the Purchase Plan at any time. The Purchase Plan will automatically terminate if all the shares subject to the Purchase Plan are issued. No rights may be granted under the Purchase Plan while the Purchase Plan is suspended or after it is terminated. Rights and obligations under any rights granted while the Purchase Plan is in effect generally will not be impaired by suspension or termination of the Purchase Plan, except as expressly provided in the Purchase Plan, or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Purchase Plan and/or rights granted under an offering comply with the requirements of Section 423 of the Code.

Participation in Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions or other contributions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. For illustrative purposes, the following table sets forth (i) the number of shares of our Common Stock that were purchased during the last fiscal year under the Purchase Plan and (ii) the weighted average price per share paid for such shares.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchase Price ($)
Greg Becker	217	$97.86
Michael Descheneaux	217	97.86
John China	217	97.86
Joan Parsons	217	97.86
Bruce Wallace	N/A	-
All executive officers, as a group	1,451	98.33
All directors who are not executive officers, as a group	N/A	-
All employees who are not executive officers, as a group	139,020	98.94

    OTHER PROXY PROPOSALS

Certain U.S. Federal Income Tax Information

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the applicable offering and one (1) year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) 15% of the fair market value of the shares on the start date of that offering. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required; Recommendation of Board of Directors

The approval of the amendment to the Purchase Plan requires the affirmative vote of the holders a majority of the Votes Cast on the proposal at the Meeting.

Our Board of Directors has approved this proposal and recommends that stockholders vote “FOR” the approval of the amendment to the Company’s 1999 Employee Stock Purchase Plan.

    OTHER PROXY PROPOSALS

Proposal No. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment

of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP to be our independent registered public accounting firm for our 2016 fiscal year. KPMG LLP has audited our financial statements since November 1994. While neither our Bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Meeting and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2015 and 2014, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2015	2014
Audit fees	$5,852,555	$5,139,121
Audit-related fees (1)	208,000	278,443
Tax fees (2)	551,328	663,184
All other fees (3)	15,371	115,000

Total	$6,627,254	$6,195,748

(1)

Consists principally of fees billed or expected to be billed related to reviews of internal controls for selected information systems and business units (SSAE 16 audits), and services related to proposed accounting standards.

(2)	Represents fees for services provided in connection with the Company’s tax compliance, tax advice and tax planning.
(3)	Represents fees for advisory services relating to the Company’s selection of a consultant to change our allowance for loan and lease losses (“ALLL”) system.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. To the extent permitted by applicable law, the charter also permits the Committee the authority to adopt pre-approval policies and procedures and/or delegate authority to grant approvals to one or more of its members. During fiscal years 2015 and 2014, all audit and non-audit related services performed by our independent auditor were approved or pre-approved by the Audit Committee. Additionally, the Audit Committee reviewed all non-audit related services provided by our independent auditor, KPMG LLP. The Audit Committee concluded that the performance of these services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

    OTHER PROXY PROPOSALS

Proposal No. 4

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

Pursuant to the recommendation of our Board, our stockholders approved in 2011 the frequency of our advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) to be on an annual basis. Our Say on Pay vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee may, in each of their sole discretion, take into serious consideration the outcome of the vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of our executive compensation program for our NEOs.

    OTHER PROXY PROPOSALS

INFORMATION ABOUT VOTING AND PROXY SOLICITATION

Voting

Holders of our Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Important Notice Regarding the Availability of Proxy Materials for the Meeting”, as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for any item on which you provide instructions and as the Proxy holders may determine within their discretion for any other matters, including any additional matters, which properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

We count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than Proposal No. 1 regarding the election of directors). Accordingly, in cases other than the election of directors, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2016 fiscal year. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

    MEETING & OTHER INFORMATION

Voting Required

The vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non- Votes Allowed	Abstentions	You May Vote

Proposal No. 1 - Election of Directors	Plurality of Votes Cast*	No	No Effect	FOR or WITHHOLD

Proposal No. 2 – Approval of Amendment of 1999 Employee Stock Purchase Plan	Majority of Votes Cast	No	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Ratification of Auditors	Majority of Votes Cast	Yes	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 4 - Advisory Vote on Say on Pay	Majority of Votes Cast	No	Vote Against	FOR, AGAINST or ABSTAIN

* See “Majority Voting Policy” under “Proposal No. 1 – Election of Directors.”

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary or Assistant Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of our nominees to the Board of Directors,

•	“FOR” approval of the amendment of the 1999 Employee Stock Purchase Plan,

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016,

•	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”), and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting (including any proposal to adjourn the Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the internet instead of mailing a printed copy of the materials to every stockholder. Stockholders will not receive printed copies of the Proxy materials unless they request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 10, 2016. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote their proxies over the internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. All stockholders will have the ability to access the Proxy materials on a website referred to in the Notice or request to receive a printed set of the Proxy materials.

    MEETING & OTHER INFORMATION

For those stockholders who will receive printed copies of the Proxy materials upon request or otherwise, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

Stockholders may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who sign up to receive Proxy materials electronically will receive an email with links to the materials, which may give them faster delivery of the materials and will help save printing and mailing costs and conserve natural resources. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

For those stockholders who share an address with another stockholder, you may receive only one set of Proxy materials (including our 2015 Annual Report on Form 10-K, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Kristi Gilbaugh

Telephone: (408) 654-7400

Facsimile: 408-969-6500

Email: kgilbaugh@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

    MEETING & OTHER INFORMATION

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 12, 2016. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (408) 969-6500

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 26, 2016, and

•	Not later than the close of business on January 25, 2017.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our Bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to us and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

    MEETING & OTHER INFORMATION

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Bylaws also are available through the SEC’s website at www.sec.gov.

2015 ANNUAL REPORT

Stockholders who wish to obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2015, without charge, should address a written request to Kristi Gilbaugh, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 969-6500). The report is also available electronically at www.svb.com/proxy. (The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.)

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

    MEETING & OTHER INFORMATION

APPENDIX A

SVB FINANCIAL GROUP

RECONCILIATION OF GAAP

The following table provides a summary of non-GAAP core fee income, for the year ended December 31, 2015:

2015
Noninterest income
Non-GAAP core fee income (1):
Foreign exchange fees	$87,007
Credit card fees	56,657
Deposit service charges	46,683
Lending related fees (2)	32,536
Client investment fees	21,610
Letters of credit and standby letters of credit fees	20,889

Total non-GAAP core fee income	265,382

Gains on investment securities, net	89,445
Gains on derivative instruments, net	83,805
Other	34,162

GAAP noninterest income	$472,794

(1)	This non-GAAP measure represents noninterest income, but excludes certain line items where performance is typically subject to market or other conditions beyond our control.
(2)	Lending related fees consists of fee income associated with credit commitments such as unused commitment fees, syndication fees and other loan processing fees.

In discussing our financial performance, we use certain non-GAAP measures. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

Specifically in this Proxy Statement, we report our non-GAAP core fee income, which is a part of our noninterest income, as reported in accordance with GAAP. We believe this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance by excluding from our noninterest income certain line items where performance is typically subject to market or other conditions beyond our control, such as gains on investment securities and derivative instruments. We use, and believe our investors benefit from referring to, our non-GAAP core fee income in assessing our overall operating results, forecasting and analyzing future periods.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP.

A-1

    APPENDICES

APPENDIX B

SVB FINANCIAL GROUP

1999 EMPLOYEE STOCK PURCHASE PLAN

(As Amended Most Recently by the Compensation Committee of the Board of Directors as of February 9, 2016)

1.	PURPOSE.

(a) The purpose of this 1999 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of SVB Financial Group (formerly Silicon Valley Bancshares), a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company. This 1999 Employee Stock Purchase Plan is intended to replace the Silicon Valley Bancshares 1988 Employee Stock Purchase Plan.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan and any particular Offering.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a Committee composed of one (1) or more members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

     APPENDICES

3.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate four million five hundred thousand (4,500,000) shares of the Company’s Common Stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF RIGHTS; OFFERING.

(a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock pursuant to the Offering shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b) If an employee has more than one (1) right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder, a right with a lower exercise price (or an earlier-granted right if two (2) rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right if two (2) rights have identical exercise prices) will be exercised.

5.	ELIGIBILITY.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     APPENDICES

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan; provided, however, that the Board or the Committee may provide in an Offering that highly compensated employees within the meaning of Section 414(q) of the Code shall not be eligible to participate. In this respect, the Board or the Committee may exclude highly compensated employees with compensation above a certain level or who are officers or subject to the disclosure requirements of Section 16(a) of the Securities Act of 1934, as amended, provided the exclusion is applied with respect to each particular Offering in an identical manner to all highly compensated employees the Company and every Affiliate whose employees are participating in that Offering.

6.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one (1) or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. Unless the Board or the Committee provide otherwise prior to the commencement of an Offering, no employee will be permitted to purchase more than 3,000 shares of Common Stock during an Offering. In addition, in connection with each Offering that contains more than one (1) Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of: (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering an enrollment agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings during the Offering. “Earnings” is defined as an employee’s regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company that is intended to comply with Section 125, Section 401(k), Section 402(e)(3), Section 402(h) or section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and also, if determined by the Board or the Committee and set forth in the terms of the Offering, may include any or all of the following: (i) overtime pay, (ii) commissions, (iii) bonuses, incentive pay, profit sharing and other remuneration paid directly to the employee, and/or (iv) other items of remuneration not specifically excluded pursuant to the Plan. Earnings shall not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options or other equity awards, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. Notwithstanding the foregoing, the Board or Committee may modify the definition of “Earnings” with respect to one or more Offerings as the Board or Committee determines appropriate. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant

     APPENDICES

may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new enrollment agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant’s lifetime, shall be exercisable only by such participant.

8.	EXERCISE.

(a) On each Purchase Date specified therefor in the relevant Offering, each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase one or more whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

(a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.

     APPENDICES

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company (or its transfer agent).

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a sale of all or substantially all of the assets of the Company; (3) a merger or consolidation in which the Company is not the surviving corporation; (4) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (5) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (6) the individuals who, as of the date of the adoption of this Plan, are members of the Board (the “Incumbent Board”; (if the election, or nomination for election by the Company’s stockholders, of a new director was approved by a vote of at least fifty percent (50%) of the members of the Board then comprising the Incumbent Board, such new director shall upon his or her election be considered a member of the Incumbent Board) cease for any reason to constitute at least fifty percent (50%) of the Board; then the Board in its sole discretion may take any action or arrange for the taking of any action among the following: (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) all participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to or within a reasonable period of time following the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	AMENDMENT OF THE PLAN OR OFFERINGS.

(a) The Board at any time, and from time to time, may amend the Plan or the terms of one or more Offerings. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

(i) Increase the number of shares reserved for rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan or an Offering (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or any comparable successor rule (“Rule 16b-3”); or

     APPENDICES

(iii) Modify the Plan or an Offering in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board or the Committee may amend the Plan or an Offering in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under an Offering into compliance therewith.

(b) The Board may, in its sole discretion, submit any amendment to the Plan or an Offering for stockholder approval.

(c) Rights and obligations under any rights granted before amendment of the Plan or Offering shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under an Offering comply with the requirements of Section 423 of the Code.

14.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if applicable, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living (or if an entity, is otherwise in existence) at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board or the Committee in its discretion may suspend or terminate the Plan at any time. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to subparagraph 3(a) are issued. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under an Offering comply with the requirements of Section 423 of the Code.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the same day on which the Company’s shareholders approve the Plan pursuant to vote of the shareholders held at the duly noticed Annual Shareholders Meeting in 1999.

17.	CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of California, without regard to such state’s conflict of laws rules.

*    *    *    *

     APPENDICES

SVB FINANCIAL GROUP 3003 TASMAN DRIVE SANTA CLARA, CA 95054 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E01547-P71472 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SVB FINANCIAL GROUP The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Greg W. Becker 02) Eric A. Benhamou 03) David M. Clapper 04) Roger F. Dunbar 05) Joel P. Friedman 06) Lata Krishnan 07) Jeffrey N. Maggioncalda 08) Mary J. Miller 09) Kate D. Mitchell 10) John F. Robinson 11) Garen K. Staglin For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposals: 2. To approve an amendment to our 1999 Employee Stock Purchase Plan to reserve an additional 1,500,000 shares for issuance thereunder. 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2016. 4. To approve, on an advisory basis, our executive compensation. For Against Abstain To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Letter to Stockholders from the Chief Executive Officer and Board Chairman, and 2015 Form 10-K Annual Report are available at www.proxyvote.com. E01548-P71472 SVB FINANCIAL GROUP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 21, 2016 The undersigned appoints GREG W. BECKER and MICHAEL S. ZUCKERT, or either of them, with full power of substitution for himself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 21, 2016, at 4:30 p.m. local time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and manner listed on the reverse side. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters listed on the reverse side and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. Cumulative voting (Complete only if applicable) NAME OF CANDIDATE # OF VOTES CAST 1.1 1.2 1.3 1.4 1.5 1.6 1.7 1.8 1.9 1.10 1.11 (If you exercised cumulative voting, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side svb

Financial Group

SVB 2015 | Letter to stockholders and partners

Year in review: 2015 Letter to stockholders and partners

To our stockholders and partners,

2015 was a strong year for SVB Financial Group, thanks to our dynamic client base and our effective execution. We delivered outstanding financial results, fueled growth across the business, expanded our client base and strengthened our market leadership. Our ongoing commitment to the innovation economy is the foundation of this success. Serving our clients and focusing on solid execution allowed us to outperform expectations while building momentum for long-term growth. In the face of low interest rates and intense competition, SVB delivered industry-leading growth and profitability, growing earnings per share by 25 percent and average assets by 24 percent.

Strong market position

We grew our net client count by 18 percent, and this strong client acquisition fueled our success. We continued to add early-stage clients at a rapid pace and made steady gains among fast-growing midsize firms and global enterprises. We also focused on growing our relationships with existing clients by adding value and winning their loyalty throughout their life cycles. Many of our current later-stage clients came to us as startups. Another area of focus was our relationships with innovation economy investors, particularly private equity firms. Those relationships drove approximately 50 percent of average loan growth in 2015 and contributed to strong fee income growth as well. Finally, our Private Bank and Wealth Advisory practices gained meaningful corporates, and mainstream institutional fund managers. Many of these high-growth companies have been disrupting entire industries and delivering impressive customer and revenue traction. Although M&A and IPOs among venture- backed companies slowed compared with last year’s blockbuster pace and dollars, our clients continued to see relatively healthy activity, which contributed to strong venture capital-related gains for SVB.

Enhancing our business

In 2015, we continued to enhance our business in order to help our clients succeed. We improved and expanded our

FINANCIAL HIGHLIGHTS

24%

25%

$344 M

$ 6.62

$1.0B

NET INCOME

EARNINGS PER SHARE

NET INTEREST INCOME

$ 40.8B

$14.8B

$ 75.5B

2014

2015

2014

2015

AVERAGE TOTAL ASSETS

AVERAGE LOAN BALANCES

AVERAGE TOTAL CLIENT FUNDS1

AVERAGE ASSETS

EARNINGS

(PER SHARE)

momentum throughout the year, as we increased the number of Private Bank households we serve by 25 percent and nearly tripled our Wealth Management client count.

Healthy client markets

Our clients performed well in 2015. New company formation, fundraising and investment remained strong. High-growth companies saw capital infusions from a wide array of investors, including venture capital and private equity firms, large digital delivery, expanding adoption of mobile banking among our clients by over 50 percent, and our SVB Mobile Banking app was recognized as one of the best in the industry.2 Most of our new client accounts were opened through our Digital Client Onboarding platform. We furthered our commitment to embracing and supporting our fintech clients and their technology, hiring a team from banking API (application programming interface) startup, Standard Treasury, to help expand our digital banking platform. We continued to grow

2

Year in review: 2015 Letter to stockholders and partners

our global presence and capabilities, which contributed to client, balance sheet and revenue growth across the board. We also marked a significant milestone in China, with our joint venture bank receiving its local currency license, which will significantly enhance our long-term opportunities there.

Core fee income was 18% of total revenues in 2015

We accomplished all of this by staying true to what we do best: leveraging our platform, expertise and unique role in the global innovation economy to deliver the innovative financial services, unparalleled insight and meaningful connections that increase our clients’ likelihood of success.

FEE AND INVESTMENT INCOME

$265M

$89M

$71M

CORE FEE INCOME3

GAINS ON INVESTMENT

GAINS ON EQUITY

SECURITIES4

WARRANTS

Giving back to our communities

SVB has always believed in giving back to our communities, and in 2015, SVB and our employees raised or donated more than $2.5 million to benefit charitable and community organizations worldwide. These causes ranged from community partnerships that help disadvantaged people to nonprofits focused on entrepreneurial development and inclusion of people with disabilities.

In one of our largest fundraising efforts in 2015, hundreds of SVB employees raised $646,000 for Best Buddies International, which provides employment and leadership opportunities for individuals with intellectual and developmental disabilities. SVB employees in San Francisco, Boston and New York volunteered their time and expertise to support BUILD, a social venture that helps low-income youth access the business and intellectual resources of their communities through education and entrepreneurship. In addition, our own SVB Foundation awarded approximately $200,000 in grants to community organizations for which our employees volunteer. On top of these corporatewide activities, SVB employees around the world selflessly donated their time, goods and services to nonprofit organizations serving their communities.

A YEAR OF GROWTH

28%

17%

Average loan growth

Net interest income growth

29%

27%

Average total client funds growth

Core fee income growth

33%

37%

International client count growth

Average Private Bank loan growth

GIVING BACK

$2.5M

In 2015, SVB and its employees raised and donated more than

$2.5 million to charitable and community organizations worldwide.

A LOOK AT SVB IN 2015

China JV bank receives RMB license

SVB named Financial Firm of the Year by Global Corporate Venturing

Standard Treasury team joins SVB to expand digital banking APIs

SVB appoints new chief information officer

Net interest income reaches $1.0B

SVB reaches $40B in total assets

SVB Asset Management exceeds $20B in balances

SVB Mobile Banking chosen as a top mobile app by American Banker2

SVB appoints chief digital officer and new chief operations officer

3

Year in review: 2015 Letter to our stockholders and partners

Outlook for 2016

As we move into 2016, we are focused on four overarching priorities:

Enhancing our strong brand and reputation through our digital platform and differentiated products, services, insights and networks

Investing in the talent and infrastructure to drive and support our long-term growth Maintaining strong risk management, with an emphasis on stable credit and enhancements to support our growth

Investing in people and communities

We are optimistic about the future. While uncertainty about the global economic outlook persists, and the pace and magnitude of future short-term rate increases are unclear, we believe in the power of innovation and the dynamic nature of our clients. We believe they will continue to outperform the broader economy over the long term, as they have done for many years. When our clients succeed, we succeed, and we will continue to serve them by adding value to their businesses, delivering on our promises and earning their loyalty every day.

Our motivated, talented employees make this possible. Their enterprising spirit, deep industry knowledge and passion for best-in-class service are the real-life embodiment of our reputation as a dedicated, insightful partner to our clients around the world.

Together, we remain committed to driving value for our stockholders by delivering on that reputation and further solidifying our position as the bank of the global innovation economy.

Sincerely,

Roger F. Dunbar

Chairman of the Board of Directors

Greg Becker

President and CEO

1. Total client funds consists of on-balance-sheet deposits and off-balance-sheet client investment funds.

2. “Top 6 Mobile Banking Apps for Business,” American Banker, September 22, 2015.

3. For the year ended December 31, 2015, we had total non-interest income of $472.8 million, which included $265.4 million of non-GAAP core fee income. This non-GAAP measure represents non-interest income but excludes certain line items where performance is typically subject to market or other conditions beyond our control.

Core fee income comprises foreign exchange fees, credit card fees, deposit service charges, lending-related fees, letter of credit fees and client investment fees.

4. For the year ended December 31, 2015, we had net gains on investment securities of $89.4 million with $32.1 million of net gains attributable to noncontrolling interests, including carried interests, resulting in non-GAAP net gains on investment securities, net of non-controlling interests, of $57.3 million.

Learn more at svb.com

CORPORATE HEADQUARTERS

3003 Tasman Drive, Santa Clara, CA 95054 U.S.A., Phone 408.654.7400

This letter contains forward-looking statements within the meaning of applicable federal securities laws. Such statements are predictions, and actual results may differ materially. Information about factors that could cause actual results to differ materially from our forward-looking statements is provided in our 2015 Annual Report on Form 10-K.

©2016 SVB Financial Group. All rights reserved. Member of FDIC and Federal Reserve System. SVB>, SVB Financial Group, and Silicon Valley Bank are registered trademarks.

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